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                                                                 Exhibit 2.06







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                              AMENDED AND RESTATED

                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                             UNICAPITAL CORPORATION
                            (a Delaware corporation),

                              XFC ACQUISITION CORP.
                            (a Delaware corporation),

                           MATRIX FUNDING CORPORATION
                              (a Utah corporation),

                                       and

           RICHARD C. EMERY, J. ROBERT BONNEMORT, DAVID A. DICESARIS,
         JACK S. AND JUDITH F. EMERY , TRUSTEES FOR JACK S. EMERY TRUST,
       ALVIN W. AND LILA E. EMERY, TRUSTEES FOR ALVIN W. AND LILA E. EMERY
       TRUST, JSE PARTNERS, LTD., A UTAH LIMITED PARTNERSHIP, LBK LIMITED PARTNERSHIP, A UTAH LIMITED PARTNERSHIP, JOHN I. KASTELER, JR., CRAIG C.
                MORTENSEN, SHANNI STAKER, AND CHRISTIAN F. EMERY,

                          Dated as of February 14, 1998



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



                                Table Of Contents

                                                                                                               Page
                                                                                                               ----

1.       THE MERGER...............................................................................................2
         1.1      DELIVERY AND FILING OF CERTIFICATE OF MERGER....................................................2
         1.2      MERGER EFFECTIVE DATE...........................................................................2
         1.3      ARTICLES OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE
                  SURVIVING CORPORATION...........................................................................2

2.       MERGER CONSIDERATION.....................................................................................3
         2.1      CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION...............................................3
         2.2      EXCHANGE PROCEDURES.............................................................................4
         2.3      NO FRACTIONAL SHARES............................................................................4
         2.4      ALLOCATION OF MERGER CONSIDERATION..............................................................4
         2.5      EARN-OUT CONSIDERATION..........................................................................5

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE....................................................6
         3.1      COMPUTATION.....................................................................................6
         3.2      DISPUTES........................................................................................7
         3.3      STOCKHOLDERS' REPRESENTATIVE....................................................................7

4.       INDEMNITY ESCROW.........................................................................................8
         4.1      CREATION OF ESCROW..............................................................................8
         4.2      DURATION AND TERMS..............................................................................9
         4.3      VOTING AND INVESTMENT...........................................................................9

5.       CLOSING; MERGER EFFECTIVE DATE...........................................................................9
         5.1      CLOSING.........................................................................................9
         5.2      CLOSING DATE; LOCATION..........................................................................9
         5.3      EFFECTIVENESS OF MERGER.........................................................................9

6.       REPRESENTATIONS AND WARRANTIES OF MAJORITY STOCKHOLDERS.................................................10
         6.1      CORPORATE EXISTENCE............................................................................10
         6.2      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS........................................10
         6.3      AUTHORITY; OWNERSHIP...........................................................................10
         6.4      VALIDITY OF CONTEMPLATED TRANSACTIONS..........................................................10
         6.5      CAPITAL STOCK OF THE COMPANY...................................................................11
         6.6      TRANSACTIONS IN CAPITAL STOCK..................................................................11
         6.7      NO BONUS SHARES................................................................................11
         6.8      SUBSIDIARIES...................................................................................12
         6.9      PREDECESSOR STATUS; ETC........................................................................12


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



         6.10     SPIN-OFFS BY COMPANY...........................................................................12
         6.11     NO THIRD-PARTY OPTIONS.........................................................................12
         6.12     FINANCIAL STATEMENTS...........................................................................12
         6.13     LIABILITIES AND OBLIGATIONS....................................................................13
         6.14     ACCOUNTS AND NOTES RECEIVABLE..................................................................13
         6.15     PERMITS........................................................................................14
         6.16     REAL AND PERSONAL PROPERTY.....................................................................14
         6.17     CONTRACTS AND COMMITMENTS......................................................................15
         6.18     GOVERNMENT CONTRACTS...........................................................................17
         6.19     TITLE TO REAL PROPERTY.........................................................................17
         6.20     INSURANCE......................................................................................17
         6.21     EMPLOYEES......................................................................................17
         6.22     EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS........................................................18
         6.23     COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................22
         6.24     TRANSACTIONS WITH AFFILIATES...................................................................22
         6.25     LITIGATION.....................................................................................22
         6.26     RESTRICTIONS...................................................................................23
         6.27     TAXES..........................................................................................23
         6.28     INTELLECTUAL PROPERTY MATTERS..................................................................24
         6.29     COMPLETENESS; NO VIOLATIONS....................................................................25
         6.30     EXISTING CONDITION.............................................................................25
         6.31     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY...........................................................27
         6.32     BOOKS OF ACCOUNT...............................................................................27
         6.33     ENVIRONMENTAL MATTERS..........................................................................28
         6.34     NO ILLEGAL PAYMENTS............................................................................29
         6.35     LEASES.........................................................................................29
         6.36     LEASE FUNDING..................................................................................32
         6.37     DISCLOSURE.....................................................................................32

7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO.................................................................33
         7.1      CORPORATE EXISTENCE............................................................................33
         7.2      UNICAPITAL STOCK...............................................................................33
         7.3      CORPORATE POWER AND AUTHORIZATION..............................................................33
         7.4      NO CONFLICTS...................................................................................34
         7.5      CAPITALIZATION OF UNICAPITAL...................................................................34
         7.6      COMPLIANCE WITH LAW; AUTHORIZATIONS............................................................34
         7.7      TRANSACTIONS WITH AFFILIATES...................................................................34
         7.8      LITIGATION.....................................................................................35
         7.9      REGISTRATION RIGHTS............................................................................35
         7.10     MISCELLANEOUS..................................................................................35

8.       COVENANTS OF STOCKHOLDERS AND COMPANY...................................................................35
         8.1      BUSINESS IN THE ORDINARY COURSE................................................................35


                                       ii

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
         8.2      EXISTING CONDITION.............................................................................35
         8.3      MAINTENANCE OF PROPERTIES AND ASSETS...........................................................36
         8.4      EMPLOYEES AND BUSINESS RELATIONS...............................................................36
         8.5      MAINTENANCE OF INSURANCE.......................................................................36
         8.6      COMPLIANCE WITH LAWS, ETC......................................................................36
         8.7      CONDUCT OF BUSINESS............................................................................36
         8.8      ACCESS.........................................................................................36
         8.9      PRESS RELEASES AND OTHER COMMUNICATIONS........................................................37
         8.10     EXCLUSIVITY....................................................................................37
         8.11     THIRD-PARTY....................................................................................38
         8.12     NOTICE TO BARGAINING AGENTS....................................................................38
         8.13     NOTIFICATION OF CERTAIN MATTERS................................................................38
         8.14     AMENDMENT OF SCHEDULES.........................................................................39
         8.15     HSR FILING.....................................................................................39
         8.16     PRE-CLOSING DISPOSITIONS.......................................................................39
         8.17     NON-CONTRAVENTION..............................................................................40

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.................................40
         9.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................40
         9.2      EMPLOYMENT AGREEMENTS..........................................................................40
         9.3      OPINION OF COUNSEL.............................................................................40
         9.4      REGISTRATION STATEMENT.........................................................................41
         9.5      HSR ACT........................................................................................41

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND
         NEWCO
                                                                                                                 41
         10.1     REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.....................................41
         10.2     NO LITIGATION..................................................................................42
         10.3     EXAMINATION OF FINANCIAL STATEMENTS............................................................42
         10.4     NO MATERIAL ADVERSE CHANGE.....................................................................42
         10.5     REGULATORY REVIEW..............................................................................42
         10.6     STOCKHOLDERS' RELEASE..........................................................................42
         10.7     EMPLOYMENT AGREEMENTS..........................................................................42
         10.8     OPINION OF COUNSEL.............................................................................43
         10.9     CONSENTS AND APPROVALS.........................................................................44
         10.10    GOOD STANDING CERTIFICATES.....................................................................44
         10.11    REGISTRATION STATEMENT.........................................................................44
         10.12    REPAYMENT OF INDEBTEDNESS; PRE-CLOSING DISTRIBUTIONS...........................................44
         10.13    HSR ACT........................................................................................45

11.      COVENANTS OF UNICAPITAL.................................................................................45


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
         11.1     LEASES.........................................................................................45
         11.2     UNICAPITAL STOCK OPTIONS.......................................................................45
         11.3     INFORMATION FILING.............................................................................45
         11.4     HSR FILING.....................................................................................45
         11.5     RELEASE FROM GUARANTEES; INDEBTEDNESS..........................................................46

12.      INDEMNIFICATION; SURVIVAL...............................................................................46
         12.1     GENERAL INDEMNIFICATION BY MAJORITY STOCKHOLDERS...............................................46
         12.2     SPECIFIC INDEMNIFICATION BY MAJORITY STOCKHOLDERS..............................................47
         12.3     INDEMNIFICATION BY UNICAPITAL AND NEWCO........................................................47
         12.4     THIRD-PARTY CLAIMS.............................................................................48
         12.5     LIMITATIONS ON INDEMNIFICATION.................................................................49
         12.6     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.....................................................50

13.      TERMINATION OF AGREEMENT................................................................................51
         13.1     TERMINATION BY UNICAPITAL......................................................................51
         13.2     TERMINATION BY THE STOCKHOLDERS................................................................52
         13.3     AUTOMATIC TERMINATION..........................................................................52
         13.4     LIQUIDATED DAMAGES.............................................................................52

14.      NONCOMPETITION AND NONSOLICITATION......................................................................53
         14.1     NONCOMPETITION.................................................................................53
         14.2     DAMAGES........................................................................................53
         14.3     REASONABLE RESTRAINT...........................................................................54
         14.4     SEVERABILITY; REFORMATION......................................................................54
         14.5     INDEPENDENT COVENANT...........................................................................54
         14.6     MATERIALITY....................................................................................54

15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................54
         15.1     STOCKHOLDERS...................................................................................54
         15.2     UNICAPITAL.....................................................................................55
         15.3     DAMAGES........................................................................................55

16.      LOCK-UP AGREEMENTS......................................................................................55
         16.1     AGREEMENT......................................................................................55
         16.2     INTENDED THIRD-PARTY BENEFICIARIES.............................................................56

17.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
         UNICAPITAL STOCK........................................................................................56
         17.1     INVESTMENT INTENT..............................................................................56
         17.2     COMPLIANCE WITH LAW............................................................................56
         17.3     ECONOMIC RISK; SOPHISTICATION..................................................................56
         17.4     INFORMATION SUPPLIED...........................................................................57


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
18.      SECURITIES LEGENDS......................................................................................57

19.      GENERAL.................................................................................................58
         19.1     COOPERATION....................................................................................58
         19.2     SUCCESSORS AND ASSIGNS.........................................................................58
         19.3     ENTIRE AGREEMENT...............................................................................58
         19.4     COUNTERPARTS...................................................................................58
         19.5     BROKERS AND AGENTS.............................................................................59
         19.6     EXPENSES.......................................................................................59
         19.7     NOTICES........................................................................................59
         19.8     GOVERNING LAW..................................................................................60
         19.9     EXERCISE OF RIGHTS AND REMEDIES................................................................60
         19.10    TIME...........................................................................................61
         19.11    REFORMATION AND SEVERABILITY...................................................................61
         19.12    REMEDIES CUMULATIVE............................................................................61
         19.13    CAPTIONS.......................................................................................61

20.      DEFINITIONS.............................................................................................61




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                              AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF CONTRIBUTION

         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made as of the 14th day of February, 1998, between UNICAPITAL CORPORATION, a Delaware corporation ("UniCapital"); XFC Acquisition Corp., a Delaware corporation ("Newco"); Matrix Funding Corporation, a Utah corporation (the "Company"); and Richard C. Emery, J. Robert Bonnemort, David A. DiCesaris, Jack S. and Judith F. Emery, Trustees for Jack S. Emery Trust, Alvin W. and Lila
E. Emery, Trustees for Alvin W. and Lila E. Emery Trust, LBK Limited Partnership, a Utah limited partnership and JSE Partners Ltd., a Utah limited partnership (collectively referred to as the "Majority Stockholders"), and John
I. Kasteler, Jr., Craig C. Mortensen, Shanni Staker, and Christian F. Emery (collectively referred to as the "Minority Stockholders"), who, together with the Majority Stockholders (collectively referred to as the "Stockholders"), are all of the stockholders of the Company. Certain capitalized terms used herein are defined in Article 20 hereof.

         WHEREAS, UniCapital was incorporated on October 9, 1997 under the laws of the State of Delaware for the purpose of acquiring a number of equipment leasing businesses in different locations; and

         WHEREAS, UniCapital intends to undertake an initial public offering of its Common Stock (the "IPO") and in connection therewith intends to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within 90 days of the execution and delivery of this Agreement; and

         WHEREAS, Newco was duly incorporated on January 23, 1998 under the laws of the State of Delaware solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of UniCapital; and

         WHEREAS, the Company is a corporation organized and existing under the laws of Utah; and

         WHEREAS, the respective Boards of Directors of UniCapital, Newco and the Company deem it advisable and in the best interests of such corporations and their respective stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the respective states of incorporation of Newco and the Company (such transaction being herein called the "Merger" and the Company, Newco and UniCapital being hereinafter collectively referred to as the "Constituent Corporations"); and

         WHEREAS, the parties hereto intend that the transactions contemplated in this Agreement constitute part of a single transaction involving the simultaneous consummation of a number of similar agreements between UniCapital and certain other corporations and partnerships and the IPO and that such single transaction (the "Unified Transaction") shall fall within the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, immediately prior to consummation of the Merger and as part of an integrated plan that includes the Unified Transaction, the Company shall redeem shares of Company Stock with a fair market value equal to the sum of $3,000,000, plus interest actually earned on the Company's investment of $3,000,000 during the period from January 1, 1998 through the day that is ten days prior to the Closing Date, plus interest deemed earned on the Company's original investment of $3,000,000 during the period from the day that is ten days prior to the Closing Date through the Closing Date (the "Redemption Amount"), and it is intended by the parties that this redemption (the "Redemption") shall be part of an integrated plan that includes the Unified Transaction and be treated as a distribution in exchange for such stock within the provisions of Section 302 (b) of the Code;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF CERTIFICATE OF MERGER. The Constituent Corporations will cause Articles of Merger, in substantially the form of Annex I attached hereto with such changes therein as may be required by applicable state laws (the "Articles of Merger"), to be executed and delivered to the Secretary of State of Delaware and the Division of Corporations and Commercial Code of Utah on or before the Merger Effective Date.

         1.2 MERGER EFFECTIVE DATE. The "Merger Effective Date" shall be the date specified in Section 5.3. At the Merger Effective Date, the Articles of Merger shall be filed in accordance with Section 1.1 either for immediate effectiveness or to become effective if filed prior to such date. On the Merger Effective Date upon the effectiveness of the Merger, Newco shall be merged with and into the Company in accordance with the Articles of Merger, and the separate existence of Newco shall cease. The Company, as the entity surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." The Merger shall have the effects specified in the laws of the state of incorporation of the Surviving Corporation.

         1.3 ARTICLES OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Upon the effectiveness of the Merger:

                    (a) the Articles of Incorporation of the Company, as amended and restated in the Articles of Merger, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

                    (b) the Bylaws of the Company shall be the Bylaws of the Surviving Corporation and shall remain so until thereafter duly amended;


                    (c) the Surviving Corporation (and each of its Subsidiaries) shall have a Board of Directors consisting of one member, who shall be Robert New commencing upon the effectiveness of the Merger and who shall hold office subject to the laws of the state of incorporation and the Articles of Incorporation and Bylaws of the Surviving Corporation; and

                    (d) the officers of the Company immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until such officer's successor is elected and qualified; provided, that the Chairman of the Board (if any), the Treasurer and the Secretary of the Company shall not succeed to the corresponding offices of the Surviving Corporation, but instead (i) the sole director of the Surviving Corporation shall be the Chairman of the Board of the Surviving Corporation,
(ii) the Treasurer of Newco shall be the Treasurer of the Surviving Corporation and (iii) the Secretary of Newco shall be the Secretary of the Surviving Corporation.

2.       MERGER CONSIDERATION

         2.1 CONVERSION OF CAPITAL STOCK; MERGER CONSIDERATION.

                    (a) Upon the effectiveness of the Merger, all of the shares of capital stock of the Company issued and outstanding immediately prior to the effectiveness of the Merger ("Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof but subject to the effectiveness of the Merger, automatically be converted into the right to receive, without interest,

                                (i) an aggregate of Nineteen Million Four
Hundred Fifteen Thousand Five Hundred Eighty Six Dollars ($19,415,586) in cash,

                                (ii) an aggregate of One Million Thirty-Five
Thousand Eight Hundred Eleven (1,035,811) shares of common stock, par value $.001 per share, of UniCapital ("UniCapital Stock") (the consideration referred to in clauses (i) and (ii), all of which is to be distributed to the Stockholders on the Merger Effective Date in the relative amounts and percentages as set forth on Annex II, subject to Article 4 hereof, is referred to in this Agreement as the "Effective Date Consideration"); provided, however, in the event that the aggregate value (based on the IPO price of the UniCapital Stock) of the One Million Thirty-Five Thousand Eight Hundred Eleven (1,035,811) shares of UniCapital Stock is less than Fifteen Million Five Hundred Thirty-Seven Thousand One Hundred Sixty-Eight Dollars and Ninety Cents ($15,537,168.90), then the Company shall issue additional shares to the Stockholders so that the aggregate value of the shares of UniCapital Stock equals Fifteen Million Five Hundred Thirty-

Seven Thousand One Hundred Sixty-Eight Dollars and Ninety Cents ($15,537,168.90) with appropriate adjustment to the cash and stock components of the Effective Date Consideration so as to eliminate fractional shares), and

                                (iii) the Earn-Out Consideration as described in
Section 2.5, to be distributed to the Stockholders within five business days after the date the portion of the Earn-Out Consideration with respect to a given calendar year (if any) is finally determined pursuant to Section 2.5 in the same relative percentages of cash and stock as set forth on Annex II.

                    (b) Upon the effectiveness of the Merger, each share of capital stock of Newco issued and outstanding immediately prior to the effectiveness of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of common stock of the Surviving Corporation, all of which converted common stock shall constitute all of the outstanding shares of capital stock of the Surviving Corporation immediately after the effectiveness of the Merger.

                    (c) The Effective Date Consideration and the Earn-Out Consideration are referred to together in this Agreement as the "Merger Consideration."

         2.2 EXCHANGE PROCEDURES. On the Merger Effective Date, upon surrender to UniCapital of certificates representing all of the outstanding shares of Company Stock ("Certificates"), each Stockholder shall, subject to Article 4, be entitled to receive, in exchange therefor, such Stockholder's relative share of the cash portion of the Effective Date Consideration, as set forth on Annex II, and a certificate representing that number of whole shares of UniCapital Stock which such holder has the right to receive in respect of the Certificates surrendered, as in accordance with the percentages set forth on Annex II, and each Certificate so surrendered shall forthwith be canceled. On the Merger Effective Date or as promptly thereafter as is practicable, and subject to and in accordance with the provisions of Article 4, UniCapital shall cause to be distributed to the Indemnity Escrow Agent (as defined in Article 4) a certificate or certificates representing the Escrow Shares (as defined in Article 4), which shall be registered in the name of the Indemnity Escrow Agent as nominee for the Stockholders and shall be held in accordance with the provisions of Article 4 and the Indemnity Escrow Agreement referred to therein.

         2.3 NO FRACTIONAL SHARES. Notwithstanding any other provision of this
Article 2, no fractional shares of UniCapital Stock will be issued and any holder of Company Stock entitled hereunder to receive a fractional share of UniCapital Stock but for this Section 2.3 will be entitled hereunder to receive no such fractional share but a cash payment in lieu thereof in an amount equal to such fraction multiplied by $19.00.

         2.4 ALLOCATION OF MERGER CONSIDERATION. The parties agree that they will not take a position on any income tax return, before any governmental agency charged with the collection


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



of any income tax, or in any judicial proceeding that is in any way inconsistent with the allocation (if any) of the Merger Consideration to the Company made by UniCapital following the Closing.

         2.5 EARN-OUT CONSIDERATION.

                    (a) If the consolidated earnings before taxes (the "EBT") of the Company for the year ending December 31, 1998, increased by amounts in respect of items of the kind set forth on Schedule 2.5 that affected net income during such year (but only to the extent of such effect and, in the case of amounts representing compensation and expenses for present and former employees in excess of the amounts (if any) attributable to such employees under post-Closing arrangements, only to the extent of any such actual pre-Closing excess), and decreased by the amount of UniCapital corporate overhead allocated to the Company for the period from the Closing Date through December 31, 1998 (the "Adjusted 1998 EBT"), exceeds the consolidated EBT of the Company for the year ending December 31, 1997, inclusive of the add-backs set forth on Schedule
2.5 (the "Adjusted 1997 EBT"), then the Stockholders shall be entitled to receive one-half of the difference between the Adjusted 1998 EBT and the Adjusted 1997 EBT.

                    (b) If the consolidated EBT of the Company for the year ending December 31, 1999, increased by amounts in respect of items of the kind set forth on Schedule 2.5 that affected net income during such year and decreased by the amount of UniCapital corporate overhead allocated to the Company for such year (the " Adjusted 1999 EBT", and together with the Adjusted 1997 EBT and the Adjusted 1998 EBT, the "Company EBT"), exceeds the greater of the Adjusted 1998 EBT and the Adjusted 1997 EBT, then the Stockholders shall be entitled to receive one-half of the difference between (i) the Adjusted 1999 EBT and (ii) the greater of the Adjusted 1998 EBT and the Adjusted 1997 EBT.

                    (c) The EBT of the Company for the years ending December 31, 1998 and December 31, 1999 shall be computed using generally accepted accounting principles and practices as applied in the audited financial statements of the Company included in the Registration Statement. The allocation of UniCapital overhead shall be made on a pro rata basis applied consistently among UniCapital subsidiaries. To the extent gain-on-sale treatment was accorded any Lease, whether in the add-backs set forth on Schedule 2.5 or in any year, income from the payment stream on such Lease shall not be included in the EBT of the Company for any subsequent year.

                    (d) The amounts (if any) that the Stockholders become entitled to receive pursuant to Sections 2.5(a) and/or 2.5(b) are referred to herein as the "Earn-Out Consideration." The Earn-Out Consideration shall be paid one-half in cash and one-half in shares of UniCapital Stock, valued at the average of the closing prices per share of UniCapital Stock for the 20 trading days preceding December 31 of the year to which the portion of Earn-Out Consideration in question applies.

                    (e) The EBT of the Company for any year shall be determined within forty-five days following December 31 of such year.

                    (f) Notwithstanding anything in this Section 2.5 to the contrary, if the Stockholders dispute the determination of Company EBT, then the Stockholders' Representative shall notify UniCapital in writing of such dispute and specify the amount thereof within 20 business days after notification of the determination of Company EBT. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would affect the Earn-Out Consideration, then such dispute shall be resolved by an Independent Accounting Firm (as defined in Section 3.2). The Independent Accounting Firm shall be directed to consider only those agreements, contracts, commitments or other documents (or summaries thereof) that were either (i) delivered or made available to Price Waterhouse LLP in connection with the transactions contemplated hereby, or (ii) reviewed by Price Waterhouse LLP during the course of determining Company EBT. The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding upon the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. The costs of the Independent Accounting Firm shall be borne by the party (either UniCapital or the Stockholders as a group) whose determination of Company EBT was further from the determination of the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, only the amount of the Earn-Out Consideration as determined by Price Waterhouse LLP shall be paid by UniCapital. Once Company EBT is finally determined, the Earn-Out Consideration attendant thereto not previously paid, if any, shall be paid in accordance with this Section 2.5; provided that in the event the Stockholders' determination of EBT was closer to the determination of the Independent Accounting Firm than UniCapital's determination of EBT, the Stockholders shall receive such Earn-Out Consideration plus interest which shall accrue at the rate of 10% on any such Earn-Out Consideration that is resolved in the Stockholders favor from the date the Earn-Out Consideration was first payable and the date on which the Earn-Out Consideration is received by the Stockholders.

                    (g) Any Earn-Out Consideration paid by UniCapital shall be treated as additional consideration paid by UniCapital for the shares of Company Stock.

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE

         3.1 COMPUTATION. As soon as practicable, but in any event within 30 days after the Closing, UniCapital shall engage Price Waterhouse LLP to prepare, in accordance with generally accepted accounting principles ("GAAP") and consistent with previous practice, a consolidated balance sheet of the Company (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date (as defined in Section 5). If the aggregate stockholders' equity of the Company as shown on the Closing Date Balance Sheet is less than the aggregate stockholders' equity as shown on the unaudited consolidated balance sheet of the Company as at December 31, 1997 by more than the sum of the Redemption Amount and the Deferred Compensation Discretionary Amount (as defined in Section 8.16(b)), then, subject to Section 3.2, commencing 20 business days after delivery of the Closing Date Balance Sheet to UniCapital, the aggregate Merger Consideration shall be adjusted downward dollar-for-dollar by the amount such deficiency exceeds the sum of the Redemption Amount and the Deferred Compensation Discretionary Amount (the "Net Worth Deficiency"). Upon adjustment, if any, of the Merger Consideration in accordance with the foregoing, UniCapital shall be entitled to recover from the Escrow Property pursuant to Article 4 that portion of the Net Worth Deficiency which does not exceed one-half of the initial balance of the Escrow Property. For any amount by which any Net Worth Deficiency exceeds one-half of the initial balance of the Escrow Property, such portion of the Net Worth Deficiency shall be paid by the Stockholders not later than the 25th business day after the delivery of the Closing Date Balance Sheet (or if applicable, not later than the 5th business day after the final determination of any Disputed Amount in accordance with Section 3.2). At its sole and exclusive option, and at any time after such 25th business day (or if applicable, after such fifth business day), UniCapital shall be entitled to recover from the Escrow Property pursuant to
Article 4 all or any portion of the amount of the Net Worth Deficiency not paid by the Stockholders as required by this Article 3.

         3.2 DISPUTES. Notwithstanding anything in this Article 3 to the contrary, if there is any Net Worth Deficiency and the Stockholders dispute any item contained on the Closing Date Balance Sheet, then the Stockholders' Representative shall notify UniCapital in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 20 business days after the delivery of the Closing Date Balance Sheet to the Stockholders. If UniCapital and the Stockholders' Representative cannot resolve any such dispute relating to the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to UniCapital and the Stockholders' Representative (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between UniCapital and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders' Representative (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount shall be due to UniCapital. Once any such Disputed Amount is finally determined to be due to UniCapital, UniCapital may proceed to recover such amount in the manner set forth in Section 3.1.

         3.3 STOCKHOLDERS' REPRESENTATIVE. (a) Each Stockholder, by signing this Agreement, designates Richard C. Emery (or, in the event that Richard C. Emery is unable or unwilling to serve or resigns, Jack S. Emery) to be such Stockholder's representative for purposes of this Agreement (the "Stockholders' Representative"). The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf.

                  (b) UniCapital and Newco shall be entitled to rely upon any communication or writing given or executed by the Stockholders' Representative. All communications or writings to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any communication or writing so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept deliveries, including any notice, on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative, and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with Article 12 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of such Stockholder and the other Stockholders hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

                  (d) Notwithstanding the foregoing, the Stockholders' Representative shall inform each Stockholder of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by such Stockholders' Representative, and, except as provided in Section 19.3, shall act as directed by the Stockholders holding a majority interest in the Escrow Property (as defined in Section 4.1(b)).

4.       INDEMNITY ESCROW

         4.1 CREATION OF ESCROW.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Majority Stockholders pursuant to Sections 12.1 and 12.2 hereof and for the payment of amounts due pursuant to
Article 3 hereof, the following shall be delivered to UniCapital's Transfer Agent as indemnity escrow agent (the "Indemnity Escrow Agent"):

                           (i) ten percent (10%) of the aggregate stock portion
of the Effective Date Consideration, all of which shall be contributed by the Majority Stockholders, from each Majority Stockholder in the same proportion as the stock portion of the Effective Date Consideration to be received by such Majority Stockholder bears to the total stock portion of the Effective Date Consideration that is to be received by all Majority Stockholders in accordance with Annex II, rounded up to the nearest whole share (the "Escrow Shares"); and

                           (ii) ten percent (10%) of the aggregate cash portion
of the Effective Date Consideration, all of which shall be contributed by the Majority Stockholders, from each Majority Stockholder in the same proportion as the cash portion of the Effective Date Consideration to be received by such Majority Stockholder bears to the total cash portion of the Effective Date Consideration that is to be received by all Majority Stockholders in accordance with Annex II, rounded up to the nearest whole cent (the "Escrow Cash").

                  (b) The Escrow Shares and the Escrow Cash are referred to together as the "Escrow Property." In addition, the Escrow Property shall include all interest, cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property except as provided in Section 4.3 and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property.

         4.2 DURATION AND TERMS. The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Annex III. The Indemnity Escrow Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) the first anniversary of the Merger Effective Date; or (b) the resolution of any claim for indemnification or payment that is pending on the first anniversary of the Merger Effective Date, but only to the extent of the amount of such pending claim.

         4.3 VOTING AND INVESTMENT. The Stockholders shall be entitled to exercise all voting powers incident to the Escrow Shares held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Escrow Shares. The Escrow Cash shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.


5.       CLOSING; MERGER EFFECTIVE DATE

         5.1 CLOSING. Within two business days following the date on which the underwriting agreement relating to the offer and sale of shares of UniCapital Stock in the IPO (the "Underwriting Agreement") shall have been executed, the parties shall take all actions necessary to effect the Merger (other than the filing with the appropriate state authorities of the Articles of Merger, which shall be filed and become effective on the Merger Effective Date) and to effect the conversion and delivery of shares referred to in Article 2 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger, the Redemption or the actual conversion and delivery of the shares referred to in Article 2 hereof, which actions shall only be taken on the Merger Effective Date as herein provided.

         5.2 CLOSING DATE; LOCATION. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178. The date on which the Closing shall occur shall be referred to as the "Closing Date."

         5.3 EFFECTIVENESS OF MERGER. Concurrently with the consummation of the sale of the shares of UniCapital Stock pursuant to the Underwriting Agreement, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of a check or checks in an amount equal to the cash which the Stockholders shall be entitled to receive pursuant to the Merger referred to in Article 2 hereof, shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date."


6.       REPRESENTATIONS AND WARRANTIES OF MAJORITY STOCKHOLDERS

         As of the date hereof and as of each of the Closing Date and the Merger Effective Date, each Majority Stockholder jointly and severally represents and warrants to UniCapital and Newco, as follows:

         6.1 CORPORATE EXISTENCE. Each of the Company and the subsidiaries of the Company listed on Schedule 6.8 (each, a "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth on Schedule 6.1(a), each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified. All of the jurisdictions in which the Company and its Subsidiaries are duly qualified to do business are listed on
Schedule 6.1(b).

         6.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by the Company have been duly authorized by the Board of Directors and the Stockholders and no further corporate action on the part of the Company or the Stockholders is necessary to authorize this Agreement and the performance of the transactions contemplated hereby. This Agreement has been, and the other agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof (the "Company Documents") will be, duly executed and delivered on behalf of the Company by duly authorized officers of the Company, and this Agreement constitutes, and the Company Documents when executed and delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

         6.3 AUTHORITY; OWNERSHIP. Each Stockholder has the full legal right, power and capacity or authority to enter into this Agreement. Upon the date of this Agreement and immediately prior to the Closing Date, each Stockholder owns and will own beneficially and of record all of the shares of capital stock of the Company identified on Annex II as being owned by such Stockholder. As a result of the consummation of the Merger, UniCapital will acquire valid title in all issued and outstanding shares of Company Stock, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind.

         6.4 VALIDITY OF CONTEMPLATED TRANSACTIONS. The execution, delivery and performance of this Agreement by the Company and each Stockholder does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company, any Subsidiary or any Stockholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company, any Subsidiary or any Stockholder, (c) the charter documents of the Company or any Subsidiary or any securities issued by the Company or any Subsidiary, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which the Company, any Subsidiary or any Stockholder is a party, by which the Company, any Subsidiary or Stockholder may have rights or by which any of the properties or assets of the Company or any Subsidiary may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company or any Subsidiary thereunder. Except for filing the Articles of Merger and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Company or any Stockholder.

         6.5 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of the shares shown on Schedule 6.5, of which only the shares shown on such Schedule 6.5 to be issued and outstanding are issued and outstanding. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders as set forth on Annex II, and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. Schedule 6.5 attached hereto sets forth the number and class of the authorized capital stock of each Subsidiary and the number of shares of each Subsidiary which are issued and outstanding, which are the only shares issued and outstanding, all of which shares are owned by the Company indicated as owning such shares on Schedule 6.5, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of Company Stock to be outstanding on the Merger Effective Date will have been duly authorized and validly issued, fully paid and nonassessable, will be owned of record and beneficially by the Stockholders and in the amounts set forth in Annex II, and will have been offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such shares will have been, and none of the shares from which they will have derived were, issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory.

         6.6 TRANSACTIONS IN CAPITAL STOCK. Neither the Company nor any Subsidiary has acquired any treasury stock since December 31, 1995. No option, warrant, call, conversion right or commitment of any kind exists which obligates the Company or any Subsidiary to issue any of its authorized but unissued capital stock. Except for (i) the Redemption and (ii) payment of the monthly dividend on the Company's preferred stock consistent with past practice, neither the Company nor any Subsidiary has an obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         6.7 NO BONUS SHARES. None of the shares of capital stock of the Company or any Subsidiary was, and none of the shares of Company Stock will be, issued pursuant to awards, grants or bonuses, whether of stock or of options or other rights.

         6.8 SUBSIDIARIES. Schedule 6.8 lists the name of each Subsidiary. Except as set forth on Schedule 6.8, neither the Company nor any Subsidiary currently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth on Schedule 6.8, neither the Company nor any Subsidiary is, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

         6.9 PREDECESSOR STATUS; ETC. Schedule 6.9 lists all names of all predecessor companies of the Company and each Subsidiary, including the names of all entities from whom the Company and each Subsidiary previously acquired assets representing all or substantially all of the assets of that entity. Except as set forth on Schedule 6.9, neither the Company nor any Subsidiary has been a subsidiary or division of another corporation or been a part of an acquisi tion which was later rescinded.

         6.10 SPIN-OFFS BY COMPANY. Since December 31, 1995, there has not been any sale or spin-off of significant assets of the Company or any Subsidiary other than in the ordinary course of business.

         6.11 NO THIRD-PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any properties, assets or rights of the Company, any Subsidiary or any interest therein, except for the rights of lessees to purchase Equipment under Lease Documents.

         6.12 FINANCIAL STATEMENTS. Attached hereto as Schedule 6.12 are copies of the following financial statements of the Company:

                  (a) the consolidated balance sheets of the Company at June 30, 1997 (the "Audited Balance Sheet Date") and June 30, 1996, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, certified by Tanner and Co., the Company's independent public accountants, together with the report of such independent public accountants thereon (the "Audited Financial Statements"); and

                  (b) the unaudited consolidated balance sheets of the Company at December 31, 1997 (the "Interim Balance Sheet Date") and December 31, 1996, and the related statements of income and cash flows for the interim periods then ended (the "Unaudited Financial Statements," and together with the Audited Financial Statements, the "Financial Statements").

All of the Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Audited Financial Statements, including the related notes, fairly present the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company at the dates indicated and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity of the Company for the periods indicated. The Unaudited Financial Statements fairly present the financial position of the Company at the dates indicated, and such statements of income, cash flows and changes in stockholders' equity fairly present the results of operations, cash flows and changes in stockholders' equity for the periods indicated, except for normal recurring year-end adjustments which are not expected to be material in amount and except for the addition of required footnotes thereto.

         6.13 LIABILITIES AND OBLIGATIONS.

                  (a) Attached hereto as Schedule 6.13 is an accurate list, as of January 31, 1998, of: (i) all liabilities of the Company and each of its Subsidiaries which are reflected on the unaudited consolidated balance sheet as of the Interim Balance Sheet Date included in the Unaudited Financial Statements; (ii) all liabilities incurred thereafter other than in the ordinary course of business; (iii) all material liabilities incurred thereafter in the ordinary course of business; and (iv) all liabilities (A) incurred as of the Interim Balance Sheet Date that are not reflected on the unaudited consolidated balance sheet as of the Interim Balance Sheet Date and (B) all liabilities incurred thereafter that would not have been so reflected had such liabilities been incurred as of the Interim Balance Sheet Date. Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on
Schedule 6.13. For purposes of this Agreement, "liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise.

                  (b) For each such liability for which the amount is not fixed or is contested, Schedule 6.13 shall include a summary description of the liability, together with copies of all relevant non-privileged documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero. On the Closing Date, the Company shall deliver, and shall cause its accountants, outside counsel and other representatives or agents to deliver, copies of all privileged documents related to liabilities as listed on Schedule 6.13.

                  (c) All of the liabilities reflected on the unaudited consolidated balance sheet included in the Interim Financial Statements arose only out of or were incurred only in connection with the conduct of the business of the Company and its Subsidiaries. Except as set forth on Schedule 6.13 and except for liabilities not required to be set forth thereon pursuant to Section 6.13(a), neither the Company nor any Subsidiary has any liabilities or obligations with respect to its business, whether direct or indirect, matured or unmatured, absolute contingent or otherwise, and there is no condition, situation or set of circumstances which would reasonably be expected to result in any such liability.

         6.14 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule 6.14 is a complete and accurate list, as of January 31, 1998, of the accounts and notes receivable of the Company and each Subsidiary (including, without limitation, receivables from and advances to employees and Stockholders) other than those arising out of Leases (collectively, the "Accounts Receivable"). Schedule 6.14 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Majority Stockholders will deliver to UniCapital a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. All Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business consistent with past practice. The Accounts Receivable are, and as of the Closing Date and the Merger Effective Date will be, collectible net of any respective reserves shown on the Company's and the Subsidiaries' books and records (which reserves are adequate and calculated consistent with past practice). Subject in the case of Accounts Receivable reflected on the Company's or its Subsidiaries' balance sheet to such reserves reflected on such balance sheet, each of the Accounts Receivable will be collected in full within ninety (90) days after the day on which it first became due and payable. There is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the Interim Balance Sheet has been determined in accordance with GAAP consistent with past practice.

         6.15 PERMITS. Each material Permit, together with the name of the Governmental Entity issuing such Permit is set forth on Schedule 6.15. Such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's right, title and interest in the Permits.

         6.16 REAL AND PERSONAL PROPERTY. Attached hereto as Schedule 6.16 is an accurate list, including substantially complete descriptions as of the Interim Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $25,000) owned or leased by the Company (including its Subsidiaries) where the Company or any of its Subsidiaries is a lessee or sublessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Company (including its Subsidiaries) and including an indication as to which assets were formerly owned by any Stockholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of the Company and its Subsidiaries. Except as set forth on Schedule 6.16, all of the buildings, leasehold improvements, structures, facilities, equipment and other material items of tangible property and assets owned or leased by the Company and its Subsidiaries are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on Schedule 6.16 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company (or its Subsidiaries) and, to the knowledge of the Majority Stockholders, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company (including its Subsidiaries) in the operation of its business are either owned by the Company (or its Subsidiaries) or leased under an agreement set forth on Schedule 6.16. The Company and the Majority Stockholders have heretofore delivered to UniCapital copies of all title reports and title insurance policies received or held by the Company (including its Subsidiaries). The Company and the Majority Stockholders have indicated on Schedule 6.16 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business to which management of the Company (or its Subsidiaries) has devoted any significant effort or expenditure in the two-year period prior to the date of this Agreement which, if pursued by the Company (or its Subsidiaries) would require additional expenditures of significant efforts or capital.

         6.17 CONTRACTS AND COMMITMENTS. Schedule 6.17 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company and its Subsidiaries other than Leases and other Lease Documents (the "Contracts"), to which the Company or any Subsidiary is a party or is bound, or by which any of their respective assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $25,000 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $25,000 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing minimum requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 6.17 and continuing over a period of more than six months from the date hereof or exceeding $25,000 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity or assume any tax, environmental or other liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $25,000;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company, any Subsidiary or any successor thereto, or to the knowledge of the Company and each Majority Stockholder, any employee of the Company or any Subsidiary or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by the Company or any Subsidiary;

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company or any Subsidiary, on the one hand, and any affiliate, officer, director or stockholder of the Company or any Subsidiary, on the other hand, are parties; or


                  (o) material agreement, contract, commitment, arrangement or understanding not made in the ordinary course of business.

Each of the Contracts listed on Schedule 6.17, or not required to be listed therein because of the amount thereof, is valid and enforceable in accordance with its terms; the Company and each Subsidiary is, and to the knowledge of each Company and each Majority Stockholder, all other parties thereto are, in compliance with the provisions thereof. Neither the Company nor any Subsidiary, and to the knowledge of the Company and each Majority Stockholder, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. None of the rights of the Company or any Subsidiary under any Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the applicable Surviving Corporation after the Merger Effective Date without the consent or agreement of any other party. The Company has delivered accurate and complete copies of each Contract to UniCapital. No Contract obligates any party to obtain any consent in connection with the transactions contemplated hereby.

         6.18 GOVERNMENT CONTRACTS. Neither the Company nor any Subsidiary is now or has ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         6.19 TITLE TO REAL PROPERTY. The Company and each Subsidiary has good and insurable title to all real property owned and used in its business, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

                  (a) liens, if any, reflected on Schedules 6.13 and 6.16 as securing specified liabilities (with respect to which no material default exists);

                  (b) liens for current taxes and assessments not yet due or in default;

                  (c) easements for utilities serving the property only; and

                  (d) easements, covenants and restrictions and other exceptions to title shown of record in the offices of the county clerks in which the properties, assets and leasehold estates are located which, in UniCapital's sole judgment, do not adversely affect UniCapital's intended use of such properties.

         6.20 INSURANCE. The assets, properties and operations of the Company and each Subsidiary are insured under various policies of general liability and other forms of insurance, all of which are described on Schedule 6.20, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all outstanding claims thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which, in relation to the business and assets of the Company and the Subsidiaries, are consistent with the normal or customary industry practice and all premiums due to date have been paid in full. Neither the Company nor any Subsidiary has been refused any insurance, nor has the Company's or any Subsidiary's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 6.20 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company and its Subsidiaries.

         6.21 EMPLOYEES. Schedule 6.21 contains the following with respect to the Company and each Subsidiary:

                  (a) a list of all employees of the Company and its Subsidiaries (including name, title and position);

                  (b) each such employee's length of service; and

                  (c) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

Except as disclosed on Schedule 6.21: (i) there have not been in the past five years and, to the knowledge of the Company and the Majority Stockholders, there are not pending, any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (ii) there are and have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company and the Majority Stockholders, threatened before the National Labor Relations Board or similar body in any foreign country; (iv) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations; (v) the employees of the Company and its Subsidiaries are not covered by any collective bargaining agreement;
(vi) the Company and its Subsidiaries have provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) the Company and its Subsidiaries have paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; and (viii) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company and its Subsidiaries are legally able to work in the United States.

         6.22 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. Schedule 6.22 sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees or directors of the Company and its Subsidiaries. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company, its Subsidiaries or its affiliates or any other person or entity that, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Code (each, together with the Company or any Subsidiary, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee or director. The Company and its Subsidiaries have no intent or commitment to create any additional Benefit Plan or amend any Benefit Plan so as to increase benefits thereunder. The Company and its Subsidiaries have not created any Benefit Plan or declared or paid any bonus compensation in contemplation of the transactions contemplated by this Agreement. A current, accurate and complete copy of each Benefit Plan has been made available to UniCapital. Except as disclosed on Schedule 6.22:

                  (a) each Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA applicable to such Benefit Plan;

                  (b) each Pension Plan which is intended to be qualified under
Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the Company and the Majority Stockholders, no condition exists that would adversely affect any such determination;

                  (c) neither any Benefit Plan, nor the Company, nor its Subsidiaries, nor any Commonly Controlled Entity, nor any trustee or agent has been or is presently engaged in any prohibited transactions as defined by
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject the Company or any Subsidiary to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA;

                  (d) there is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the knowledge of the Company and the

Majority Stockholders, no condition exists which could subject the Company or any Subsidiary to a penalty under Section 4071 of ERISA;

                  (e) neither the Company nor any Subsidiary nor any Commonly Controlled Entity is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA;

                  (f) true and correct copies of the most recent annual report on Form 5500 and any attached schedules for each Benefit Plan (if any such report was required by applicable law) and a true and correct copy of the most recent determination letter issued by the Internal Revenue Service for each Pension Plan have been provided to UniCapital;

                  (g) with respect to each Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company and the Majority Stockholders, threatened against any Benefit Plan, the Company, any Subsidiary, any Commonly Controlled Entity or any trustee or agent of any Benefit Plan; and

                  (h) with respect to each Benefit Plan to which the Company, any Subsidiary or any Commonly Controlled Entity is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

                  (i) Except as set forth on Schedule 6.22:

                           (i) there is no outstanding liability (except for
premiums due) under Title IV of ERISA with respect to any Pension Plan;

                           (ii) neither the Pension Benefit Guaranty Corporation
nor the Company nor any Subsidiary nor any Commonly Controlled Entity has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed the Company of its intent to institute proceedings to terminate any Pension Plan;

                           (iii) full payment has been made of all amounts which
the Company, its Subsidiaries or any Commonly Controlled Entity was required to have paid as a contribution to the Pension Plans as of the last day of the most recent fiscal year of each of the Pension Plans ended prior to the date of this Agreement, and none of the Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan ended prior to the date of this Agreement;

                           (iv) to the knowledge of the Company and the Majority
Stockholders, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to UniCapital. Based on such actuarial assumptions, as of the Interim Balance Sheet Date, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

                           (v) each of the Benefit Plans is, and its
administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and neither the Company nor any Subsidiary has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                           (vi) neither the Company nor any Subsidiary nor any
Commonly Controlled Entity is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract;

                           (vii) there are no material outstanding liabilities
of any Benefit Plan other than liabilities for benefits to be paid to participants in the Benefit Plans and their beneficiaries in accordance with the terms of the Benefit Plans;

                           (viii) each Benefit Plan may be amended or modified
by the Company or applicable Subsidiary or Commonly Controlled Entity at any time without liability except under any defined pension benefit plan;

                           (ix) no Benefit Plan other than a Pension Plan,
retiree medical plan or severance plan provides benefits to any individual after termination of employment;

                           (x) the consummation of the transactions contemplated
by this Agreement will not (in and of itself): (A) entitle any employee of the Company or any Subsidiary to severance pay, unemployment compensation or any other payment; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in
Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company, any Subsidiary or any of its affiliates to any person of an "excess parachute payment@ within the meaning of Section 280G of the Code;

                           (xi) with respect to each Benefit Plan that is funded
wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Merger Effective Date will have been paid on or before the Merger Effective Date and, as of the Merger Effective Date, there will be no liability of the Company, any Subsidiary or any Commonly Controlled Entity under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Merger Effective Date;

                           (xii) (A) each Benefit Plan that constitutes a
Welfare Plan, and for which contributions are claimed by the Company, any Subsidiary or any Commonly Controlled Entity as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction;

                                    (B) with respect to any welfare benefit fund
(within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code; and

                                    (C) all welfare benefit funds intended to be
exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination; and

                           (xiii) all benefit plans outside of the United
States, if any (the "Foreign Plans"), are in compliance with all applicable laws and regulations and have been operated in accordance with the plans' respective terms. There are no material unfunded liabilities under or in respect of the Foreign Plans, and all contributions or other payments required to be made to or in respect of the Foreign Plans prior to the Merger Effective Date have been made or will be made prior to the Merger Effective Date.

         6.23 COMPLIANCE WITH LAW; AUTHORIZATIONS. Each of the Company and the Subsidiaries has complied with each, and is not in violation of any, law, ordinance, or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which the Company's and its Subsidiaries' respective business, operations, assets or properties is subject. Each of the Company and its Subsidiaries owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by it in the conduct of its business, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described on Schedule 6.23. Neither the Company nor any Subsidiary is in default, nor has the Company nor any Subsidiary received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Stockholder and no director, officer, employee or former employee of the Company, any Subsidiary or any affiliates of the Company or any Subsidiary, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company or any Subsidiary owns, possesses or uses in the operation of its respective business as now or previously conducted.

         6.24 TRANSACTIONS WITH AFFILIATES. No Stockholder and no director, officer or employee of the Company or any Subsidiary, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company or any Subsidiary.

         6.25 LITIGATION. (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Majority Stockholders, threatened against the Company or any Subsidiary which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 6.25, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company and the Majority Stockholders, threatened against the Company or any Subsidiary or which relates to the Company or any Subsidiary.

                  (c) Neither the Company nor any Majority Stockholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 6.25(a) or (b).

                  (d) Except as set forth on Schedule 6.25, neither the Company nor any Subsidiary is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         6.26 RESTRICTIONS. Neither the Company nor any Subsidiary is a party to any indenture, agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any of the Majority Stockholders can now reasonably foresee, may in the future materially adversely affect or materially restrict, the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or any Subsidiary after consummation of the transactions contemplated hereby.

         6.27 TAXES. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company and its Subsidiaries (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (singly, a "Tax", and collectively, the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company and its Subsidiaries for Taxes for the periods, property or events covered thereby. All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company or any Subsidiary and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Interim Balance Sheet are adequate to cover the Tax liabilities of the Company and its Subsidiaries as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. Each of the Company's and its Subsidiaries' Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's Tax books and records. Neither the Company nor any Subsidiary is or has at any time been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and neither the Company nor any Subsidiary has assumed any Tax liability of any other person or entity under contract. Except as set forth on Schedule 6.27, neither the Company nor any Subsidiary has received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending tax examinations of or tax claims asserted against the Company, any Subsidiary or any of their assets or properties. Neither the Company nor any Subsidiary has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no Liens (other than any Lien for current Taxes not yet due and payable) on any of the assets or properties of the Company or any Subsidiary relating to or attributable to Taxes. To the knowledge of the Company and the Majority Stockholders, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or any Subsidiary or otherwise have an adverse effect on the Company or any Subsidiary or their business, operations, assets, properties, prospects or condition (financial or otherwise). Neither the Company nor the Majority Stockholders have any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the Company and its Subsidiaries have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or

162 of the Code. Two correct and complete copies of (a) all Tax examinations,
(b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company (including, if filed separately, its Subsidiaries) for the last five fiscal years, or such shorter period of time as any of them shall have existed, have heretofore been delivered by the Company and the Stockholders to UniCapital. Each of the Company and its Subsidiaries currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

         6.28 INTELLECTUAL PROPERTY MATTERS.

                  (a) Neither the Company nor any Subsidiary has utilized or currently utilizes any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how except for those listed on Schedule 6.28 (the "Intellectual Property"), all of which are owned by the Company or a Subsidiary free and clear of any liens, claims, charges or encumbrances, or are licensed by the Company or a Subsidiary or are in the public domain. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Company and its Subsidiaries.

                  (b) Except as set forth on Schedule 6.28, there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property or products or services of the Company or any Subsidiary.


                  (c) Neither the Company nor any Subsidiary infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company and the Majority Stockholders, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company or any Subsidiary. None of the Intellectual Property is subject to any outstanding order, decree or judgment. Neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) Except as set forth on Schedule 6.28, no present or former employee of the Company or any Subsidiary and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which the Company or its Subsidiaries own, possess or use in their operations as now or heretofore conducted. Schedule 6.28 lists all confidentiality or non-disclosure agreements currently in force and effect to which the Company, its Subsidiaries or any of their employees is a party.

                  (e) Schedule 6.28 sets forth a complete and accurate list of all items of Intellectual Property duly registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, any offices in the various states of the United States and any offices in other jurisdictions.

                  (f) All rights of the Company in the Intellectual Property shall vest in the applicable Surviving Corporation pursuant to the transactions contemplated hereby without any consent or other approval.

                  (g) All Intellectual Property in the form of computer software that is utilized by the Company or its Subsidiaries in the operation of their respective businesses is capable of processing date data between and within the twentieth and twenty-first centuries, or can be rendered capable or will be replaced with software which will be capable of processing such data within twenty three (23) months by the expenditure of no more than One Hundred Fifty Thousand Dollars ($150,000).

         6.29 COMPLETENESS; NO VIOLATIONS. The certified copies of the Articles of Incorporation and Bylaws, both as amended to date, of the Company (and the Subsidiaries), and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or which have been delivered or which have been made available to UniCapital in connection with the transactions contemplated hereby, are complete and correct; neither the Company (including its Subsidiaries) nor, to the knowledge of the Majority Stockholders, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company (including its Subsidiaries) thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.29, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         6.30 EXISTING CONDITION. Since the Audited Balance Sheet Date, except as set forth on Schedule 6.30 neither the Company nor any Subsidiary has:

                  (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company, any Subsidiary or any interest therein;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, except in the ordinary course of business consistent with past practice;

                  (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                  (e) except for (i) the Redemption and (ii) payment of the monthly dividend on the Company's preferred stock consistent with past practice, declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its shares of capital stock or other ownership interests;

                  (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise), other than as directly caused by adverse economic conditions not specific to, or having an extraordinary impact upon, the Company;

                  (h) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                  (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

                  (k) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (l) entered into any transaction other than in the ordinary course of business consistent with past practice;

                  (m) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (n) agreed to take any of the actions referred to above.

         6.31 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as Schedule
6.31 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company (including its Subsidiaries) has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company or any Subsidiary and a description of the terms of such power.

         6.32 BOOKS OF ACCOUNT. The books, records and accounts of each of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such company. Neither the Company nor any Subsidiary has engaged in any transaction, maintained any bank account or used any of the funds of the Company or any Subsidiary except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

         6.33 ENVIRONMENTAL MATTERS. (a) The Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated,


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



all of which Environmental Permits shall vest in the applicable Surviving Corporation upon consummation of the transactions contemplated hereby. Each of the Subsidiaries has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated. Each of the Company and its Subsidiaries is in compliance with all Environmental Laws.

                  (b) Neither the Company nor any Subsidiary nor any Stockholder has received any communication from any Governmental Entity that alleges that the Company or any Subsidiary is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) Neither the Company nor any Subsidiary has entered into or agreed to any court decree or order, and neither the Company nor any Subsidiary is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company and the Majority Stockholders, threatened to or against any assets or properties of the Company or any Subsidiary pursuant to any Environmental Law.

                  (e) There has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company or any Subsidiary other than common household and office products in de minimis quantities.

                  (f) Neither the Company nor any Subsidiary has received a CERCLA 104(e) information request nor has the Company been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) There are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company or any Subsidiary and any former aboveground or underground tanks on any property owned, operated or leased by the Company or any Subsidiary have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company or any Subsidiary and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company or any Subsidiary.

                  (i) The Company and the Stockholders have provided to UniCapital true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company or any Subsidiary during the past five years.

         6.34 NO ILLEGAL PAYMENTS. Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Majority Stockholders, any affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to the Company, any Subsidiary or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services which were not legal to make or provide or which the Company, any Subsidiary or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined) to induce such person or entity to enter into a Lease transaction, (e) had any transactions or payments related to the Company or any Subsidiary which are not recorded in their accounting books and records or (f) had any off-book bank or cash accounts or "slush funds" related to the Company or any Subsidiary.

         6.35 LEASES. Schedule 6.35 hereto sets forth each of the Company's and its Subsidiaries' lease financing arrangements as of the Interim Balance Sheet Date (which, together with all other lease/financing arrangements entered into by the Company and its Subsidiaries between such date and the Closing Date, are referred to herein as the "Leases"). The term "Lease Documents" means the lease arrangements and financing contracts evidencing the Leases described on Schedule 6.35, together with all related documents and agreements including, without limitation, master lease agreements, schedules or other addenda to such Leases, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guaranty agreements, software licenses, insurance policies, guaranty agreements and other credit supports. The term "Equipment" means all equipment, inventory and other property described as being leased or financed pursuant to a Lease, or in which the Company or any Subsidiary is granted a security interest pursuant to a Lease. The term "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including, without limitation, any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guaranty or similar agreement). The term "Scheduled Payments" means the monthly or periodic rental payments or installments of principal and interest under the terms of the Leases. Except as set forth on
Schedule 6.35:

                  (a) There is no restriction or limitation in any of the Lease Documents or otherwise, restricting the Company from executing this Agreement or entering into the transactions contemplated by this Agreement, other than consents which have been, or prior to the Closing will have been, obtained.


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



                  (b) The Company or a Subsidiary owns the Equipment covered by each Lease or has a vested and perfected first priority security interest in the Equipment. All Equipment is located in the United States.

                  (c) With respect to each Lease, only one chattel paper original of such Lease exists and is held by the Company, a Subsidiary or the respective secured lender.

                  (d) Each Lease is in full force and effect in accordance with its terms, and there has been no occurrence which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. None of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or similar proceeding.

                  (e) Except for the delinquency in the payment of any Scheduled Payment that is not more than ninety (90) days past due, there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents, and there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents or any event which, to the knowledge of the Company and the Majority Stockholders, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease or the related Lease Documents.

                  (f) Neither the Company nor any Subsidiary has acted in a manner which (nor has the Company or any Subsidiary failed to act where such failure to act) would alter or reduce any of the Company's or Subsidiary's rights or benefits under any manufacturer's or vendors' warranties or guarantees with respect to any Equipment.

                  (g) The Company and its Subsidiaries have complied with all requirements of any federal, state or local law, including without limitation, usury laws, applicable to each Lease.

                  (h) Each Lease has the following characteristics:

                           (i) such Lease was originated in the United States
and the Scheduled Payments thereunder are payable in U.S. dollars by Obligors domiciled in the United States;

                           (ii) the lessee party under such Lease has
unconditionally accepted the Equipment covered by such Lease ;

                           (iii) except for Leases less than thirty (30) days
old, at least one Scheduled Payment has been made by the Obligor under each such Lease; and

                           (iv) no Obligor in respect of such Lease is an
affiliate of the Company or a Subsidiary.

                  (i) Each Lease and the related Lease Documents are valid, binding, legally enforceable and non-cancelable obligations of the parties thereto, enforceable in accordance with their respective terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors, and (ii) as the same may be subject to the effect of general principles of equity. Each Lease is a business obligation of the lessee thereunder and is not a "consumer transaction" under any applicable federal or state regulation.

                  (j) To the knowledge of the Majority Stockholders, no Lease or related Lease Document is the subject of a fraudulent scheme by any Obligor or any supplier of Equipment.

                  (k) Each item of Equipment is subject to a Lease.

                  (l) Each Lease is a fixed rate lease contract.

                  (m) No Lease or related Lease Document is subject to any legally enforceable right of rescission, set-off, counterclaim, abatement or defense, including without limitation any defense of usury, nor will the operation of any of the terms of any Lease or any related Lease Document or the exercise of any right or remedy thereunder render such Lease or any related Lease Document or the obligations thereunder unenforceable, or subject the same to any right of rescission, set-off, counterclaim, abatement or defense. No Obligor has asserted any legally enforceable right of rescission, set-off, counterclaim, abatement or defense to its obligations under a Lease or any related Lease Document.

                  (n) As to the Leases and the related Lease Documents, (i) none has been amended or modified (A) to extend the maturity date for a period of longer than one year, or (B) to alter the amount or time of payment of any amount due thereunder, unless as to (A) and (B) such extension or alteration is reasonably expected to result in a net economic benefit to the Company or any Subsidiary; (ii) no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease, and (iii) neither the Company nor any Subsidiary has advanced any monies on behalf of any Obligor.

                  (o) Each Lease requires the Obligor thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order, and, to the knowledge of the Majority Stockholders, each Obligor under a Lease is currently in compliance with such requirement.


                  (p) Each Lease requires the Obligor thereunder (i) to pay all fees, taxes (except income taxes), and other charges or liabilities arising with respect to the Equipment leased thereunder or the use thereof, (ii) to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, other than security interests of the Company or the respective Subsidiary, (iii) to hold harmless the lessor thereunder and its successors and assigns against the imposition of any fees, charges, liabilities and encumbrances, (iv) to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease during the term of such Lease and (v) to maintain at the cost of the Obligor public liability and casualty insurance in respect of such Equipment covered by such Lease.

                  (q) Each Lease prohibits without the lessor's prior written consent or knowledge by written notice any relocation of the Equipment covered by such Lease and requires the Obligor to execute such agreements and documents as may reasonably be requested by the lessor in connection with any such relocation.

                  (r) Each Lease involves either the lease of tangible or intangible personal property or fixtures owned by the Company or the respective Subsidiary or the loan of money secured by a security interest in tangible or intangible personal property owned by the Obligor thereunder.

                  (s) Neither the Company nor any Subsidiary has received any notice challenging its ownership or the priority of its security interest in the Equipment covered by each Lease, and there are no proceedings pending before any court or governmental entity or, to the knowledge of the Company and the Majority Stockholders, threatened by any Obligor or other party, (i) asserting the invalidity of any Lease or the related Lease Documents, (ii) seeking to prevent payment or performance by any Obligor of any Lease or any of the terms of the related Lease Documents, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms or provisions of the related Lease Documents.

                  (t) As to each Lease, there are no agreements or understandings between the Company or any Subsidiary and the Obligors in respect of such Lease or otherwise binding on the Company or any Subsidiary other than as expressly set forth in the Lease and the related Lease Documents.

         6.36 LEASE FUNDING. Each of the Company and its Subsidiaries is in compliance with all of the terms and covenants of, and is not in default or breach under, each agreement, contract, understanding or arrangement with any funding source for the Leases.

         6.37 DISCLOSURE. The Company has delivered, or in the case of Leases and Lease Documents, made available, to UniCapital true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession of or reasonably available to the Company or a Stockholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement or that has been requested by UniCapital or its representatives. Without limiting any exclusion, exception or other limitation


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



contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information prepared or certified by the Stockholders to the Company and provided to UniCapital and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If any Majority Stockholder becomes aware of any fact or circumstance that would change a representation or warranty of any Majority Stockholder in this Agreement or any representation made on behalf of the Company (including its Subsidiaries), then the Majority Stockholder shall immediately give notice of such fact or circumstance to UniCapital. However, such notification shall not relieve the Company or any of the Majority Stockholders of their respective obligations under this Agreement, and at the sole option of UniCapital, the truth and accuracy of any and all warranties and representations of the Majority Stockholders, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

7.       REPRESENTATIONS OF UNICAPITAL AND NEWCO

         As of the date hereof and as of each of the Closing Date and the Merger Effective Date, UniCapital and Newco, jointly and severally, represent and warrant to the Stockholders as follows:

         7.1 CORPORATE EXISTENCE. UniCapital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Immediately prior to the effectiveness of the Merger, each of UniCapital and Newco is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified.

         7.2 UNICAPITAL STOCK. The shares of UniCapital Stock to be issued and delivered to the Stockholders on the Merger Effective Date, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable shares, and except for restrictions upon resale will be legally equivalent in all respects to the majority of UniCapital Stock issued and outstanding as of the date hereof. The UniCapital Stock to be issued upon the conversion of Company Stock pursuant to the terms of this Agreement will be voting common shares free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein and other than any liens, encumbrances or claims arising other than by the actions of UniCapital or Newco.

         7.3 CORPORATE POWER AND AUTHORIZATION. UniCapital and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance by UniCapital and Newco of this Agreement and all related documents and agreements required to be executed and delivered by UniCapital and Newco in accordance with the provisions hereof (the "UniCapital Documents") have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by

UniCapital and Newco and constitutes, and the UniCapital Documents when executed and delivered will constitute, the legal, valid and binding obligations of UniCapital and Newco enforceable against UniCapital and Newco in accordance with their terms.


         7.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by UniCapital and Newco will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which UniCapital or Newco is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to UniCapital or Newco, (c) the charter documents of UniCapital or Newco, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which UniCapital or Newco is a party, by which UniCapital or Newco may have rights or by which any of the properties or assets of UniCapital or Newco may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of UniCapital or Newco thereunder. Except for filing the Articles of Merger and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by UniCapital or Newco.

         7.5 CAPITALIZATION OF UNICAPITAL. The IPO will result in an aggregate market capitalization of UniCapital that will exceed Three Hundred Million Dollars ($300,000,000), as determined by multiplying the outstanding shares of UniCapital immediately following the closing of the IPO by the offering price.

         7.6 COMPLIANCE WITH LAW; AUTHORIZATIONS. Each of UniCapital and Newco has complied with each, and is not in violation of, Regulations to which UniCapital's and Newco's respective business, operations, assets or properties is subject. Each of UniCapital and Newco owns, holds, possesses or lawfully uses in the operation of its business all Authorizations which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by UniCapital and Newco, respectively, in the conduct of the business of such company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. Neither UniCapital nor Newco is in default, nor has UniCapital or Newco received any notice of any claim of default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No stockholder and no director, officer, employee or former employee of UniCapital, Newco or any of their affiliates, or any other person, firm or corporation, owns or has any proprietary, financial or other interest

(direct or indirect) in any Authorization which UniCapital or Newco owns, possesses or uses in the operation of the business of UniCapital and Newco as now or previously conducted.

         7.7 TRANSACTIONS WITH AFFILIATES. Except as described in the Registration Statement, no stockholder and no director, officer or employee of UniCapital or Newco, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with UniCapital or Newco.

         7.8 LITIGATION. (a) No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital and Newco, threatened against UniCapital or Newco which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 7.8, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital or Newco, threatened against UniCapital or Newco or which relates to UniCapital or Newco.

                  (c) Neither UniCapital nor Newco knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 7.8(a) or (b);

                  (d) Neither UniCapital nor Newco is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority."

         7.9 REGISTRATION RIGHTS. As of the date hereof and as of the Merger Effective Date, no officer, director or shareholder of UniCapital will have been granted any registration rights with respect to the registration of any shares of capital stock of UniCapital.

         7.10 MISCELLANEOUS. Prior to the consummation of the Merger, UniCapital and Newco have no material properties or assets and are not party to any contracts other than this Agreement, the letter of intent among the parties to this Agreement, certain employment agreements with officers of UniCapital, certain real property leases relating to the principal executive offices of UniCapital, and those agreements and letters of intent listed on Schedule 7.9 hereto.


8.       COVENANTS OF STOCKHOLDERS AND COMPANY

         The following covenants shall apply during the period from and after the date hereof through the Closing Date.

         8.1 BUSINESS IN THE ORDINARY COURSE. Except as otherwise contemplated in Section 8.16, the Company shall, and the Majority Stockholders shall cause the Company to, conduct its business and the business of its Subsidiaries solely in the ordinary course and consistent with past practice.

         8.2 EXISTING CONDITION. The Company shall not, and no Majority Stockholder shall suffer the Company or any Subsidiary to, cause or permit to occur any of the events or occurrences described in Section 6.30 hereof.

         8.3 MAINTENANCE OF PROPERTIES AND ASSETS. Except as otherwise contemplated in Section 8.16, the Company shall, and the Majority Stockholders shall cause the Company to, maintain and service its properties and assets and the properties and assets of its Subsidiaries in order to preserve their value and usefulness in the conduct of their respective business.

         8.4 EMPLOYEES AND BUSINESS RELATIONS. The Company shall, and the Majority Stockholders shall cause the Company to, use commercially reasonable efforts to keep available the services of the current employees and agents of the Company and its Subsidiaries and to maintain the Company's and its Subsidiaries' relations and goodwill with their respective suppliers, customers, distributors and any others with whom or with which they have business relations.

         8.5 MAINTENANCE OF INSURANCE. The Company shall, and the Majority Stockholders shall cause the Company and its Subsidiaries to, notify UniCapital of any material changes in the terms of the insurance policies and binders referred to on Schedule 6.20 hereto.

         8.6 COMPLIANCE WITH LAWS, ETC. The Company shall, and the Majority Stockholders shall cause the Company to, comply with all laws, ordinances, rules, regulations and orders applicable to the Company, its Subsidiaries or their respective businesses, operations, properties or assets, noncompliance with which might materially affect the Company or its Subsidiaries.

         8.7 CONDUCT OF BUSINESS. The Company shall, and the Majority Stockholders shall cause the Company to, use commercially reasonable efforts to conduct the business of the Company and its Subsidiaries in such a manner that on the Closing Date and on the Merger Effective Date the representations and warranties of the Majority Stockholders contained in this Agreement shall be true, as though such representations and warranties were made on and as of each such date (except to the extent such representations or warranties expressly speak as of a specific date), and the Company shall, and the Majority Stockholders shall cause the Company and each of its Subsidiaries to, use commercially reasonable efforts to cause all of the conditions to the obligations of UniCapital and the Stockholders under this Agreement to be satisfied on or prior to the Closing Date. The Company shall, and the Majority Stockholders shall cause the Company to, maintain credit underwriting standards consistent with past practice. Furthermore, the Company shall, and the Majority Stockholders shall cause the Company to, maintain a residual value accounting methodology consistent with past practice.

         8.8 ACCESS. Upon prior reasonable notice, the Company shall, and the Majority Stockholders shall cause the Company to, give to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Company and its Subsidiaries and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company or any Subsidiary for the purpose of making such investigation of the Company or any Subsidiary as UniCapital shall desire to make, provided that such investigation shall not unreasonably interfere with the Company's or any Subsidiary's business operations, and provided further that UniCapital shall not contact or consult with any non-officer employees of the Company or its Subsidiaries without the Company's prior consent, which shall not be unreasonably withheld. Furthermore, the Company shall, and the Majority Stockholders shall cause the Company to, furnish to UniCapital all such documents and copies of documents and records and information with respect to the affairs of the Company and its Subsidiaries and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 8.8 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         8.9 PRESS RELEASES AND OTHER COMMUNICATIONS. Neither the Company nor any Subsidiary nor any Stockholder shall give notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. Neither the Company nor any Subsidiary nor any Stockholder shall grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company or its Subsidiaries, the business (current and proposed) of UniCapital, the Registration Statement (as defined below), the IPO or any other matter connected with any of the foregoing without the express prior written approval of UniCapital, and all inquiries and questions with respect to any of the foregoing shall be coordinated through Robert New, Chief Executive Officer of UniCapital. The Company, each Subsidiary and each Stockholder shall coordinate all communications with the employees and agents of the Company and its Subsidiaries through UniCapital prior to making any such communication. Notwithstanding the foregoing, (i) the Company, any Subsidiary or any Stockholder may communicate, whether orally or in writing, with any parties from whom any consents, approvals or waivers are necessary or advisable, or to whom notice is necessary or advisable, and (ii) this Section 8.9 shall not be interpreted to prevent the Company, any Subsidiary or any Stockholder from disclosing information as compelled by a court order, provided however, that prior to disclosing any information concerning this Agreement or the transaction contemplated hereby in response to any such court order, the Company, Subsidiary or Stockholder, as applicable, shall provide UniCapital with prompt notice of the court order so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure.

         8.10 EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, none of the Company, the Subsidiaries, the Stockholders or their affiliates shall, and each of them shall cause its respective employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company or any Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, except for the Merger contemplated hereby. If the Company, any Subsidiary, or any Stockholder, or any of their respective Agents, have provided any person or entity (other than UniCapital) with any confidential information or data relating to an Acquisition Proposal, then they shall request the immediate return thereof. The Company and the Stockholders shall notify UniCapital immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 8.10. The covenant contained in this Section 8.10 shall not survive any termination of this Agreement pursuant to Sections 13.1, 13.2 or 13.3.

         8.11 THIRD-PARTY APPROVALS. Prior to the Closing Date, the Company and its Subsidiaries shall satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable agreements with third parties, and shall provide UniCapital with satisfactory evidence of such third-party approvals.

         8.12 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company and its Subsidiaries shall satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement, and shall provide UniCapital with proof that any required notice has been provided.

         8.13 NOTIFICATION OF CERTAIN MATTERS. (a) The Company and the Stockholders shall give prompt notice to UniCapital of (i) the occurrence or non-occurrence of any event known to any Stockholder or the Company the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Merger Effective Date and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                  (b) UniCapital shall give prompt notice to each Stockholder of
(i) the occurrence or non-occurrence of any event known to UniCapital or Newco the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Article 7 to be untrue or inaccurate in any material respect at or prior to the Closing Date or the Merger Effective Date and (ii) any material failure of UniCapital or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  (c) The delivery of any notice pursuant to this Section 8.13 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.14, (ii) modify the conditions set forth in Sections 9 and 10 or
(iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         8.14 AMENDMENT OF SCHEDULES. (a) With respect to any schedules that are not attached to this Agreement at the time of its execution, the Majority Stockholders covenant and agree that such Majority Stockholders shall deliver final and binding copies of all schedules to this Agreement (other than Schedule
6.5 and Annex II, amended and restated copies of which shall be provided by the Majority Stockholders in accordance with Section 8.16 hereof, and the list to be delivered pursuant to Section 6.14) not later than ten business days after execution of this Agreement. From the date of delivery of any schedules referred to in the preceding sentence, until and including the Closing Date, UniCapital shall have the right to review such schedules and to accept or reject any of them, in whole or in part, in its reasonable discretion. In the event that UniCapital rejects any such schedule or any part thereof, the Majority Stockholders shall have the right to revise and resubmit such schedule. Only (i) the initial schedules attached to this Agreement at the time of its execution,
(ii) schedules accepted by UniCapital in its reasonable discretion under this
Section 8.14(a), or (iii) amended schedules as accepted under the standards and provisions of Section 8.14(b) , shall be deemed to be a part of this Agreement in accordance with Section 19.3 hereof.

                  (b) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided, that no amendment or supplement to a schedule that constitutes or reflects a material adverse change to the Company or any Subsidiary may be made unless UniCapital consents to such amendment or supplement; provided, further, however, that if the amendment or supplement relates to changes in facts or circumstances occurring subsequent to the date such schedule was accepted by UniCapital and such amendment or supplement constitutes or reflects a material adverse change to the Company or any Subsidiary (a "Material Adverse Amendment"), then such amendment or supplement shall be accepted by UniCapital subject to the provisions of Section 12.2 and
12.5 hereof. No amendment of or supplement to a schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in Section 9.4.

         8.15 HSR FILING. To the extent the Merger is a transaction subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Company shall use its reasonable best efforts to (a) file all information required to be filed by it pursuant to such act and (b) provide UniCapital with all information reasonably requested and required by it to satisfy any filing requirements it may have under such act.

         8.16 PRE-CLOSING DISPOSITIONS. (a) Notwithstanding anything to the contrary contained in this Agreement, on the same day as and immediately prior to the Closing, the Company shall effect the Redemption. The Majority Stockholders shall provide to UniCapital no later than ten business days prior to the Closing Date (i) written notice of the Redemption Amount and the number of shares of Company Stock to be redeemed, (ii) an amended and restated copy of Annex II, which shall designate the relative amounts and percentages of cash and stock to be distributed to each Stockholder in accordance with Section 2.2, and
(iii) an amended and restated copy of Schedule 6.5, which amended and restated copies of Annex II and Schedule 6.5 shall reflect only those changes as may result from the Redemption. Subject to UniCapital's approval of the Redemption Amount and the amended and restated Annex II and Schedule 6.5, such amended and restated Annex II and Schedule 6.5 shall become part of this Agreement in accordance with Section 19.3 hereof.

                  (b) Prior to consummation of the Merger the Company shall make a discretionary contribution with respect to its deferred compensation plans in the amount of Three Hundred Seventy Three Thousand Six Hundred Sixty Four Dollars ($373,664) (the "Deferred Compensation Discretionary Amount").

         8.17 NON-CONTRAVENTION. The Stockholders covenant that they will not vote their shares of Company Stock in contravention of any of the covenants given by any of the Stockholders in this Section 8.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND
THE STOCKHOLDERS

         The obligations of the Company and the Stockholders hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of UniCapital and Newco contained in Article 7 shall be accurate as of the Closing Date and as of the Merger Effective Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by UniCapital and Newco on or before the

Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by a duly authorized agent, the President or any Vice President of UniCapital shall have been delivered to the Stockholders.

         9.2 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered Employment Agreements, in the form of Annex IV attached hereto, to each of the persons listed on Schedule 9.2 hereto.

         9.3 OPINION OF COUNSEL. The Stockholders shall have received an opinion from Morgan, Lewis & Bockius LLP, counsel for UniCapital, dated the Merger Effective Date, to the effect that:

                  (a) UniCapital and Newco have been duly organized and are validly existing in good standing under the laws of their respective states of incorporation;

                  (b) this Agreement has been duly authorized, executed and delivered by UniCapital and Newco and constitutes a valid and binding agreement of UniCapital and Newco enforceable in accordance with its terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors, (ii) as the same may be subject to the effect of general principles of equity and (iii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (c) the execution, delivery and performance of this Agreement and the consummation of any transactions contemplated hereby will not conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of UniCapital or Newco; and

                  (d) the shares of UniCapital Stock to be received by the Stockholders on the Merger Effective Date shall be duly authorized, validly issued, fully paid and nonassessable.

         9.4 REGISTRATION STATEMENT. UniCapital shall have filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 covering the offer and sale of shares of UniCapital Stock in the IPO (the "Registration Statement"). The Registration Statement shall have been declared effective by the SEC not later than June 30, 1998, UniCapital and the underwriters named therein shall have executed the Underwriting Agreement and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the Underwriting Agreement, the shares of UniCapital Stock covered by the Registration Statement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         9.5 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.

10.      CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO

         The obligations of UniCapital and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         10.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Majority Stockholders shall have delivered to UniCapital a certificate dated the Merger Effective Date and signed by them to the effect that all of the representations and warranties of the Majority Stockholders contained in this Agreement shall be true on and as of the Closing Date and as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Company or any Stockholder); and each and all of the agreements of the Stockholders and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         10.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by UniCapital of the Company Stock and no governmental agency or body shall have taken any other action or made any request of UniCapital as a result of which the management of UniCapital deems it inadvisable to proceed with the transactions hereunder.

         10.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, UniCapital shall have had sufficient time to review the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the calendar month most recently completed prior to the Closing Date, and the unaudited consolidated statements of income, cash flows and stockholders' equity of the Company and its Subsidiaries for the periods then ended, which statements shall have disclosed no material adverse change in the financial condition of the Company or any Subsidiary or the results of its respective operations from the December 31, 1997 financial statements originally furnished by the Company as set forth on Schedule 6.12, except as otherwise provided herein.

         10.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or any Subsidiary shall have occurred, and neither the Company nor any Subsidiary shall have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Interim Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the Company or any Subsidiary to conduct its business as now conducted or as proposed to be conducted; and UniCapital shall have received on the Closing

Date a certificate signed by the Majority Stockholders and dated the Merger Effective Date to such effect.

         10.5 REGULATORY REVIEW. UniCapital, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company and its Subsidiaries including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the operations of the Company and its Subsidiaries, which review reflects compliance with all applicable laws governing the Company and its Subsidiaries, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to UniCapital, in its sole discretion.

         10.6 STOCKHOLDERS' RELEASE. At the Closing Date, the Stockholders shall have delivered to UniCapital an instrument dated the Merger Effective Date releasing the Company and its Subsidiaries from any and all claims of Stockholders against the Company or any of its Subsidiaries, except claims for benefits accrued by the Stockholders pursuant to any Benefit Plan.

         10.7 EMPLOYMENT AGREEMENTS. Each of the persons listed on Schedule 9.2 shall have executed and delivered an Employment Agreement in the form of Annex IV attached hereto.

         10.8 OPINION OF COUNSEL. UniCapital shall have received an opinion from Ray, Quinney & Nebeker, counsel to the Stockholders, dated the Merger Effective Date, in form and substance satisfactory to UniCapital, to the effect that, with respect to the Company:

                  (a) each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the state of its incorporation;

                  (b) to the knowledge of such counsel, the Company and each of the Subsidiaries are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on their respective business in the places and in the manner now conducted, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

                  (c) the authorized and outstanding capital stock of the Company is as represented by the Stockholders in this Agreement and has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder;

                  (d) all of the outstanding capital stock of each Subsidiary is owned by the Company or other Subsidiaries and has been duly and validly authorized and issued, is fully paid and nonassessable, and was not issued in violation of the preemptive rights of any stockholder;

                  (e) to the knowledge of such counsel, neither the Company nor any Subsidiary has any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

                  (f) this Agreement has been duly authorized, executed and delivered by the Company and the Stockholders and constitutes a valid and binding agreement of the Company and the Stockholders enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (i) as the same may be subject to the effect of general principles of equity and (ii) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

                  (g) upon consummation of the Merger contemplated by this Agreement, UniCapital will receive good title to the Company Stock, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind;

                  (h) to the knowledge of such counsel, except to the extent set forth on Schedule 6.23, neither the Company nor any Subsidiary is in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting the Company or any Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

                  (i) to the knowledge of such counsel, except to the extent set forth on Schedule 6.17, neither the Company nor any Subsidiary is in default under any of its material contracts or agreements or has received notice of such default;

                  (j) except for such notice and authorization as may be required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no notice to, consent, authorization, approval or order of any court or governmental agency or body or of any other third party is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to UniCapital of the Company Stock; and

                  (k) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's or any Subsidiary's charter documents or bylaws or, to the knowledge of such counsel, of any lease, instrument, license, permit or any other agreement to which the Company or any Subsidiary is a party or by which the Company, any Subsidiary or any Stockholder is bound.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         10.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         10.10 GOOD STANDING CERTIFICATES. Stockholders shall have delivered to UniCapital certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the respective states of incorporation of the Company and each Subsidiary and, unless waived by UniCapital, in each state, respectively, in which the Company and the Subsidiaries are authorized to do business, showing that the Company and the Subsidiaries are in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company and the Subsidiaries for all periods prior to the dates of such certificates have been filed and paid.

         10.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and UniCapital and the representatives of the underwriters named in the Registration Statement shall have executed the Underwriting Agreement. There shall have been no stop-order issued (that remains in effect) by the Securities and Exchange Commission with respect to the Registration Statement.

         10.12 REPAYMENT OF INDEBTEDNESS; PRE-CLOSING DISTRIBUTIONS. Prior to the Closing Date, the Stockholders shall have (i) repaid to the Company (including its Subsidiaries) in full all amounts owing by the Stockholders to such entities and (ii) completed all transactions contemplated by Section 8.16.

         10.13 HSR ACT. The waiting period applicable to the consummation of the Unified Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated.


11.      COVENANTS OF UNICAPITAL

         11.1 LEASES. At the Merger Effective Date, the Surviving Corporation shall enter into lease arrangements with each of the persons or entities listed on Schedule 11.1, if any, with respect to the corresponding properties or assets listed on Schedule 11.1 in accordance with the terms and conditions of the form of lease agreement, if any, attached hereto as Annex V.

          11.2 UNICAPITAL STOCK OPTIONS. Effective upon the effective date of the Registration Statement (but subject in all events to the consummation of the Merger), UniCapital shall cause options to purchase that number of shares of UniCapital Stock having a fair market value on the effective date of the Registration Statement, based upon the IPO price per share set forth in the

Underwriting Agreement, equal to 6.25% of the Effective Date Consideration (valuing the UniCapital Stock to be issued as part of the Effective Date Consideration at the IPO price per share for the purposes of this Section 11.2) to be granted to those employees of the Surviving Corporation (other than Richard C. Emery, Alvin Emery, Jack Emery, J. Robert Bonnemort, and David A. DiCesaris) after the Closing as are designated by the principal executive officer of the Surviving Corporation who is entering into an Employment Agreement pursuant to Section 9.2 hereof (or such other officer designated by the Surviving Corporation and acceptable to UniCapital). Not later than seven days prior to the effective date of the Registration Statement, the officer designating the recipients of such options shall provide to UniCapital a written list of the names of those designated recipients who will receive options exercisable at the IPO price and the relative percentages of the 6.25% option pool provided under this Section 11.2 to be awarded to each recipient, as well as the percentage of options, if any, to be reserved for future issuance. Any options reserved for future issuance shall be granted at an exercise price equal to the fair market value of UniCapital Stock as of the date of grant. All options shall be granted in accordance with UniCapital's policies, and authorized and issued under the terms of UniCapital's principal stock option plan for the benefit of employees of UniCapital and its subsidiaries.

         11.3 INFORMATION FILING. To the extent the Unified Transaction is a transaction that falls within Section 351 of the Code, UniCapital shall file all information required to be filed by it pursuant to Treasury Regulation ss.1.351-3(b).

         11.4 HSR FILING. To the extent the Merger is a transaction subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, UniCapital shall use its reasonable best efforts to (a) file all information required to be filed by it pursuant to such act and (b) provide the Company with all information reasonably requested and required by it to satisfy any filing requirements it may have under such act.

         11.5 RELEASE FROM GUARANTEES; INDEBTEDNESS. Not later than 120 days following the Merger Effective Date, UniCapital shall cause the Stockholders to be released from any and all personal guarantees of the indebtedness of the Company at the Closing Date set forth on Schedule 11.5; provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the substitution of UniCapital's guarantee for the Stockholder's guarantee or the assumption by UniCapital of the indebtedness, or in the event that the lender with respect to the indebtedness to which such guarantee relates accelerates such indebtedness whether or not prior to such 120 day period because of the consummation of the transactions contemplated hereby, UniCapital shall repay up to that amount of recourse indebtedness set forth on Schedule 11.5. The failure of the Company to obtain the consent of its lenders to the change of control of the Company or the substitution of a UniCapital guaranty or the assumption by UniCapital of the indebtedness set forth on Schedule 11.5 shall not be deemed a breach hereunder.

12.      INDEMNIFICATION; SURVIVAL

         12.1 GENERAL INDEMNIFICATION BY MAJORITY STOCKHOLDERS. Subject to the limitations contained in Section 12.5 hereof, each Majority Stockholder jointly and severally covenants and agrees that such Majority Stockholder will indemnify, defend, protect and hold harmless UniCapital, Newco and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by UniCapital, Newco or the Surviving Corporation as a result of or arising from (a) any breach of the representations and warranties made by the Majority Stockholders set forth herein or on the schedules or certificates delivered in connection herewith, (b) any nonfulfillment of any covenant or agreement on the part of the Stockholders or the Company under this Agreement,
(c) the business, operations or assets of the Company and its Subsidiaries prior to the Merger Effective Date or the actions or omissions of the Company's (or any of its Subsidiaries') directors, officers, stockholders, employees or agents prior to the Merger Effective Date, other than Losses arising from matters expressly disclosed in the Financial Statements, this Agreement or the Schedules to this Agreement, or (d) any liability under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law or regulation, at common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact relating to the Company (including its Subsidiaries) or the Stockholders contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any additional registration statement filed pursuant to Rule 462(b) under the Securities Act), which statement was provided or was based upon information or documents provided to UniCapital or its counsel by the Company (including its Subsidiaries) or the Stockholders, or (ii) any omission or alleged omission to state therein a material fact relating to the Company (including its Subsidiaries) or the Stockholders required to be stated therein or necessary to make the statements therein not misleading, which information was not provided to UniCapital or its counsel by the Company (including its Subsidiaries) or the Stockholders; provided, however, that such indemnity shall not inure to the benefit of UniCapital, Newco or the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or such omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to UniCapital for inclusion in the final prospectus, and such information was not so included.

         12.2 SPECIFIC INDEMNIFICATION BY MAJORITY STOCKHOLDERS. Subject to the limitations contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto, and notwithstanding any investigation by UniCapital or Newco, each Majority Stockholder jointly and severally covenants and agrees that such Majority Stockholder will indemnify, defend, protect and hold harmless UniCapital, Newco and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all Losses incurred by UniCapital, Newco or the Surviving Corporation as a result of or incident to: (a) the Company's or any Subsidiary's failure to qualify to do business in any jurisdiction identified on Schedule 6.1(a); (b) the existence of liabilities of the Company (including its Subsidiaries) in excess of the liabilities set forth on Schedule 6.13, to the extent of such excess; (c) the failure of the Company, any Subsidiary or the Stockholders to file all required Form 5500's prior to the Merger Effective Date; (d) the litigation matters listed on Schedule 6.25; (e) the tax matters listed on Schedule 6.27; (f) those Scheduled Payments delinquent for 90 days or longer as of the Closing Date, net of applicable reserves reflected on the balance sheet of the Company immediately prior to the preparation of the Closing Date Balance Sheet; (g) with respect to the Redemption described in Section 8.16 hereof, the determination of the value accorded to the shares of Company Stock redeemed, the selection of which Stockholders' shares of Company Stock were redeemed, the determination of the relative number of shares of Company Stock redeemed or the selection of which shares of Company Stock were redeemed; (h) the determination of the relative value accorded to shares of common and preferred Company Stock as reflected on Annex II; (i) the Company's general partnership interest in Commercial Union Associates, a Utah general partnership; and (j) any Material Adverse Amendments pursuant to Section 8.14(b) hereof.

         12.3 INDEMNIFICATION BY UNICAPITAL AND NEWCO. Subject to the limitations contained in Section 12.5 hereof, UniCapital and Newco, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the Stockholders, their respective heirs, personal representatives, and successors at all times from and after the date of this Agreement from and against all Losses incurred by the Stockholders as a result of or arising from
(a) any breach of the representations and warranties made by UniCapital and Newco set forth herein or on the schedules or certificates attached hereto, (b) any nonfulfillment of any agreement on the part of UniCapital under this Agreement, or (c) any liability under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to UniCapital (including all of the companies, other than the Company, acquired by UniCapital as part of the Unified Transaction, but only to the extent that UniCapital is actually indemnified by such other companies for such liability) contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto (including any registration statement filed pursuant to Rule 462(b) under the Securities Act), or arising out of or based upon any omission or alleged omission to state therein a material fact relating to UniCapital (including all of the companies, other than the Company, acquired by UniCapital as part of the Unified Transaction, but only to the extent that UniCapital is actually indemnified by such other companies for such liability) required to be stated therein or necessary to make the statements therein not misleading, which liability is not the subject of indemnification of UniCapital, Newco and the Surviving Corporation pursuant to Section 12.1(c) above.

         12.4 THIRD-PARTY CLAIMS.

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third-Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (each, an "Indemnifying Party") in writing, and in reasonable detail, of the Third-Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third-Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third-Party Claim to the extent of such payment.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party and provided further that selection for these purposes of Ray, Quinney & Nebeker by the Majority Stockholders, absent any actual or reasonably likely conflict of interest with respect to parties or defenses, shall not be objected to by UniCapital), any Third-Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third-Party Claim does not relate to an actual or potential Loss to which Section 12.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third-Party Claim relating to an actual or potential Loss to which

Section 12.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation.

                  (c) No Indemnifying Party shall, in the defense of any Third-Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third-Party Claim, then the Indemnified Party may defend against such Third-Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Article 12, if at any time, in the reasonable opinion of UniCapital, Newco or the Surviving Corporation as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third-Party Claim seeks material prospective relief which could have a material adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third-Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including, but not limited to, fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital, Newco or the Surviving Corporation and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third-Party Claim at the sole cost and expense of the Indemnifying Party.

         12.5 LIMITATIONS ON INDEMNIFICATION. (a) UniCapital shall not be entitled to indemnification as provided pursuant to this Section 12 with respect to any otherwise indemnifiable claims for which UniCapital has in fact been paid pursuant to Section 3.1 hereof.

                  (b) No Indemnified Party shall assert any claim (other than a Third-Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party plus any Indemnifiable Decrease shall equal Three Hundred Ninety Thousand Nine Hundred Sixty Dollars ($390,960) (the "Basket Limitation"), at which time an Indemnified Party shall be entitled to seek indemnification for all claims pursuant to this Article 12, but only to the extent such claims, in the aggregate, exceed the Basket Limitation. For purposes of the preceding sentence, UniCapital, Newco and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and the Majority Stockholders shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding the foregoing, on each date on which any Earn-Out Consideration is paid, the Basket Limitation shall be increased by that


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



amount (the "Basket Adjustment") equal to one percent (1%) of any such Earn-Out Consideration, without prejudice to UniCapital's receipt of or right to receive indemnification for claims exceeding the amount of the Basket Limitation in effect at the time such claims were brought. If the Basket Limitation is adjusted pursuant to the preceding sentence after such time as any Indemnified Party, pursuant to this Article 12, has collected an amount in excess (such excess amount is referred to as the "Excess Indemnity") of the Basket Limitation (prior to giving effect to the applicable Basket Adjustment), then such Indemnified Party, within 10 business days after the final determination of such Earn-Out Consideration, shall pay to the Indemnifying Party an amount equal to the lesser of the applicable Basket Adjustment or the Excess Indemnity. In addition, notwithstanding any provision of this Agreement to the contrary, for the purposes of preventing a double recovery the Stockholders shall not be obligated to indemnify UniCapital or any other indemnified party pursuant to
Section 12.1 or 12.2 with respect to any particular act, omission, condition or event if and to the extent that the loss resulting or arising from such act, omission, condition or event has, directly or indirectly, been taken into account in the computation of any Net Worth Deficiency provided for in Section
3.1. Notwithstanding any other term of this Agreement, in no event shall any Majority Stockholder be liable under this Article 12 for an amount which exceeds the aggregate value (determined at the Merger Effective Date) of the Merger Consideration received by such Majority Stockholder under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 12.5 shall not apply to Losses arising out of: (i) any breach of the representations and warranties of the Majority Stockholders contained in Sections 6.3, 6.5, 6.14, 6.27 and 6.33 hereof; (ii) the Company's failure to qualify to do business in any jurisdiction identified on Schedule 6.1(a); (iii) any tax matters identified on Schedule 6.27; (iv) litigation net of applicable reserves reflected on the consolidated balance sheet of the Company at the Interim Balance Sheet Date; (v) with respect to the Redemption described in Section 8.16 hereof, the determination of the value accorded to the shares of Company Stock redeemed, the selection of which Stockholders' shares of Company Stock were redeemed, the determination of the relative number of shares of Company Stock redeemed or the selection of which shares of Company Stock were redeemed; (vi) the determination of the relative value accorded to shares of common and preferred Company Stock as reflected on Annex II; and (vii) a Material Adverse Amendment pursuant to Section 8.14(b) hereof.

         12.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The parties agree that representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of one year from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a) the representations and warranties contained in Section
6.27 hereof shall survive until such time as the limitations period has run for all tax periods ended on or prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this


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



clause (a) and claims arising from a breach of the representations and warranties contained in such Section 6.27;

                  (b) the representations and warranties contained in Section 6.28(g) hereof shall survive until such time as one full fiscal year's cycle of transactions occurring entirely within the twenty-first century shall have been processed and UniCapital's consolidated financial statements for the fiscal year in which the last such transaction to be processed occurred have been audited, which shall be deemed to be the Expiration Date for purposes of this clause (b) and claims arising from a breach of the representations and warranties contained in such Section 6.28(g);

                  (c) the representations and warranties contained in Section
6.33 hereof shall survive for a period of five years from the Merger Effective Date, which shall be deemed the Expiration Date for purposes of this clause (c) and claims arising from a breach of the representations and warranties contained in such Section 6.33;

                  (d) solely for purposes of Section 12.1(d) hereof, and solely to the extent that UniCapital actually incurs liability under the Securities Act, the Exchange Act, or any other federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for purposes of this clause (d) and claims arising under such laws;

                  (e) the representations and warranties of the Majority Stockholders contained in Section 6.5 hereof shall survive the Merger Effective Date without time limitation; and

                  (f) any representations and warranties which serve as a basis of the indemnity obligations of the Majority Stockholders under Section 12.2 shall survive the Merger Effective Date without time limitation.


13.      TERMINATION OF AGREEMENT

         13.1 TERMINATION BY UNICAPITAL. UniCapital may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a material default shall be made by the Stockholders in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur, (b) if UniCapital in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Article 6 hereof untrue in any material respect, or (c) if UniCapital in its sole judgment determines that information disclosed on the schedules to the Agreement delivered pursuant to Section 8.14 has or could reasonably be expected to have a material adverse effect on the


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



business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company or any Subsidiary.

         13.2 TERMINATION BY THE STOCKHOLDERS. Prior to the initial filing of the Registration Statement with the SEC, the Stockholders may, by notice in the manner hereinafter provided on or before such initial filing, terminate this Agreement (a) in accordance with Section 17.4(b) or (b) if a material default shall be made by UniCapital in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before such initial filing. From and after the initial filing of the Registration Statement with the SEC, the Stockholders shall have no right to terminate this Agreement.

         13.3 AUTOMATIC TERMINATION. This Agreement shall terminate automatically:

                  (a) if the Registration Statement has not been declared effective by June 30, 1998;

                  (b) if, between the Closing Date and the Merger Effective Date, the Underwriting Agreement is terminated pursuant to the terms thereof;

                  (c) if the Merger Effective Date has not occurred within 10 business days after the Closing Date; or

                  (d) upon the date that the number of shares of UniCapital Stock to be issued (other than as Earn-Out Consideration) to the persons who will transfer property to UniCapital in the Unified Transaction can be determined as a fixed number of shares, unless those same persons shall own immediately after the Unified Transaction eighty percent (80%) or more of the UniCapital Stock that will be issued and outstanding immediately after the Unified Transaction.

         13.4 LIQUIDATED DAMAGES. If the Merger fails to occur because of the default of the Company or the Stockholders, then, in addition to the other remedies available to UniCapital at law for fraud, in equity or pursuant to this Agreement, the Majority Stockholders shall pay to UniCapital the sum of $500,000 as liquidated damages. It is hereby agreed that UniCapital's damages in the event of a termination or default by the Company hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.




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



14.      NONCOMPETITION AND NONSOLICITATION

         14.1 NONCOMPETITION.

                  (a) In order to protect the value and goodwill of the Company, its Subsidiaries and their respective businesses, each Stockholder covenants that, for the period ending two years after the Closing Date, such Stockholder will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit such Stockholder's name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with the business conducted by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates or with any business engaged in originating, servicing or securitizing leases or other specialty financing products or services (the "Restricted Business"). Each Stockholder recognizes that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in subsection (b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by a Stockholder as a passive investment of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Exchange Act. Provided, however, that as to the Minority Stockholders the Restricted Business shall be restricted only as to include the business of the Company or any Subsidiary.

                  (b) Each Stockholder further covenants that for the period ending two years after the Closing Date, such Stockholder will not, either directly or indirectly, (i) call on or solicit any customers or prospective customers of the Restricted Business, or (ii) solicit the employment of any person who is employed by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates in the Restricted Business during such period.

                  (c) Each Stockholder recognizes and acknowledges that by reason of such Stockholder's relationship to the Company, such Stockholder has had access to confidential information relating to the Restricted Business. Each Stockholder acknowledges that such confidential information is a valuable and unique asset and covenants that such Stockholder will not disclose any such confidential information after the Closing Date to any person for any reason whatsoever.

         14.2 DAMAGES. Each Stockholder acknowledges and agrees that measuring economic losses to UniCapital and the Surviving Corporation as a result of the breach of the foregoing covenants in this Article 14 would be impossible, and that any breach of the foregoing covenants would result in immediate and irreparable damage to UniCapital and the Surviving Corporation for which they would have no other adequate remedy. Accordingly, the Stockholders agree that, in the event of a breach by them of any of the foregoing covenants, such covenants may be


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



enforced by UniCapital or the Surviving Corporation by, without limitation, injunctions and restraining orders.

         14.3 REASONABLE RESTRAINT. The parties agree that the foregoing covenants in this Article 14 impose a reasonable restraint upon the Stockholders in light of the activities and business of UniCapital on the date of the execution of this Agreement and the current and future plans of UniCapital and the Surviving Corporation (as successors to the businesses of the Company), and that any violation will result in irreparable injury to UniCapital.

         14.4 SEVERABILITY; REFORMATION. The covenants in this Article 14 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         14.5 INDEPENDENT COVENANT. All of the covenants in this Article 14 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Stockholder against the Company, any Subsidiary, the Surviving Corporation or UniCapital, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties specifically agree that the period of two years stated above shall be computed by excluding from such computation any time during which any Stockholder is in violation of any provision of this Article 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action UniCapital or the Surviving Corporation seek to enforce the agreements and covenants of the Stockholders or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

         14.6 MATERIALITY. The Stockholders hereby acknowledge and agree that the covenants contained in this Article 14 are a material and substantial part of this transaction and are entered into in connection with and as an inducement to the acquisition by UniCapital and Newco of the business of the Company.


15.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         15.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company and its Subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company and its Subsidiaries and such companies' respective businesses. The Stockholders agree that they will


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



not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of UniCapital or as may be required by law or order of a court of competent jurisdiction, unless the Stockholders can show that such information has become known to the public generally through no fault of the Stockholders. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, the Stockholders shall provide UniCapital with prompt notice of the disclosure requirement so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure. In the event of a breach or threatened breach by the Stockholders of the provisions of this Section 15.1, UniCapital and the Surviving Corporation shall be entitled to an injunction restraining Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UniCapital and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.2 UNICAPITAL. UniCapital recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to certain confidential information solely of the Company and its Subsidiaries in connection with their respective businesses. UniCapital agrees that, (i) prior to the Closing Date, or, (ii) if this Agreement terminates prior to the Closing Date, then indefinitely, it will not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Stockholders except as may be required by law or order of a court of competent jurisdiction, unless UniCapital can show that such information has become known to the public generally through no fault of UniCapital. Prior to disclosing any confidential information required by law or order of a court of competent jurisdiction, UniCapital shall provide the Stockholders with prompt notice of the disclosure requirement so that the Stockholders may take whatever action they deem appropriate to prohibit such disclosure. In the event of a breach or threatened breach by UniCapital of the provisions of this Section 15.2, the Stockholders shall be entitled to an injunction restraining UniCapital from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         15.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, UniCapital, the Surviving Corporation and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

16.      LOCK-UP AGREEMENTS

         16.1 AGREEMENT. In connection with the IPO, for good and valuable consideration, and to induce the underwriters that may participate in the IPO to continue their efforts in connection with the IPO, each Stockholder hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of such underwriters, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the final prospectus contained in the Registration Statement relating to the IPO (the "Prospectus"), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of UniCapital Stock or any securities convertible into or exercisable or exchangeable for UniCapital Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of UniCapital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of UniCapital Stock or such other securities, in cash or otherwise. In addition, each Stockholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the underwriters that may participate in the IPO, it will not, during the period commencing on the date of this Agreement and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of UniCapital Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         16.2 INTENDED THIRD-PARTY BENEFICIARIES. Each Stockholder agrees that the foregoing shall be binding upon their transferees, successors, assigns, heirs, and personal representatives and shall benefit and be enforceable by the underwriters in the IPO. Each Stockholder acknowledges and agrees that such underwriters and Morgan Stanley & Co. Incorporated are intended third-party beneficiaries of the provisions of this Article 16, and that Morgan Stanley & Co. Incorporated on behalf of such underwriters shall be entitled to enforce the covenants contained in this Article 16. In furtherance of the foregoing, UniCapital and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Article 16. The Stockholders also acknowledge and agree that none of the companies to be acquired as part of the Unified Transaction shall have any rights as intended third-party beneficiaries under this Agreement.


17.      FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON
         UNICAPITAL STOCK

         17.1 INVESTMENT INTENT. The Stockholders acknowledge and agree that the shares of UniCapital Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Stockholders represent and warrant that the shares of UniCapital Stock to be acquired by the Stockholders pursuant to this Agreement are being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         17.2 COMPLIANCE WITH LAW. The Stockholders covenant, warrant and represent that none of the shares of UniCapital Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC thereunder, and except after full compliance with any applicable state securities laws.

         17.3 ECONOMIC RISK; SOPHISTICATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in UniCapital Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Stockholders further represent and warrant that they (a) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the UniCapital Stock.

         17.4 INFORMATION SUPPLIED.

                  (a) The Stockholders represent and warrant that they have had an adequate opportunity to ask questions and receive answers from the officers of UniCapital concerning UniCapital, its business, operations, plans and strategy, and the background and experience of its officers and directors. The Stockholders represent and warrant that they have asked any and all questions that they may have in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction.

                  (b) Each Stockholder represents and warrants that such Stockholder has received the draft Registration Statement, including the draft preliminary prospectus that forms a part thereof, delivered to such Stockholder on or about February 14, 1998, that describes, among other things, UniCapital, the Merger, the other acquisitions proposed to be undertaken by UniCapital simultaneously with the Merger and the target companies of such other acquisitions. Each Stockholder represents and warrants that such Stockholder has reviewed such draft Registration Statement and draft preliminary prospectus and has had adequate opportunity to ask questions of and receive answers to such Stockholder's satisfaction from the officers of UniCapital concerning the matters described therein.


18.      SECURITIES LEGENDS

         The certificates evidencing the UniCapital Stock to be received by the Stockholders hereunder will bear a legend substantially in the form set forth below and containing such other information as UniCapital may deem appropriate:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT AND ANY STATE SECURITIES OR BLUE SKY LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

In addition, such certificates shall also bear (a) a legend reflecting the restrictions contained in Article 16 and (b) such other legends as counsel for UniCapital reasonably determines are required under the applicable laws of any state.


19.      GENERAL

         19.1 COOPERATION. The Majority Stockholders and UniCapital shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Majority Stockholders will cooperate and use their best efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with UniCapital on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

         19.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of UniCapital, and the heirs and legal representatives of the Stockholders.

         19.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, UniCapital and Newco and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only


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by a written instrument executed by the Stockholders (subject to the limitations set forth below), the Company, UniCapital and Newco acting through their respective officers, duly authorized by their respective Boards of Directors; provided, that the Stockholders' Representative shall have the authority to approve and execute any amendment to this Agreement on behalf of all of the Stockholders and without the necessity of the Stockholders' Representative obtaining consent or authorization from any other Stockholder, unless such amendment relates to any representation or warranty made by a Stockholder other than the Stockholders' Representative which may only be amended by the written agreement of such person; and provided further, that no Stockholder shall have any power or authority to modify or amend this Agreement in any respect from and after the initial filing of the Registration Statement with the SEC.

         19.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         19.5 BROKERS AND AGENTS. Each of UniCapital and Newco represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of UniCapital and Newco, on the one hand, and the Majority Stockholders, on the other hand, agrees to indemnify the other against all loss, liability, cost damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         19.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, UniCapital will pay the fees, expenses and disbursements of UniCapital and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Majority Stockholders will pay the fees, expenses and disbursements of the Stockholders and the Company and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Stockholders and the Company and in compliance with all conditions to be performed by the Stockholders and the Company under this Agreement.

         19.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be delivered, addressed, or telefaxed as follows:



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                    (a)        If to UniCapital or Newco, addressed to them at:

                               UniCapital Corporation
                               1111 Kane Concourse, Suite 301
                               Bay Harbor Island, FL  33154

                               Telephone:          (305) 861-0603
                               Telefax:            (305) 866-8449

                               with a copy to:

                               David A. Gerson
                               Morgan, Lewis & Bockius LLP
                               One Oxford Centre, Thirty-Second Floor
                               301 Grant Street
                               Pittsburgh, PA   15219

                               Telephone:          (412) 560-3330
                               Telefax:            (412) 560-3399

                    (b) If to the Stockholders, addressed to them in care of the Stockholders' Representative at:

                               Richard C. Emery
                               Matrix Funding Corporation
                               6925 Union Park Center, Suite 250
                               Midvale, Utah  84047

                               Telephone:          (801) 566-9201
                               Telefax:            (801) 566-9306

                               with a copy to:

                               Gerald T. Snow
                               Ray, Quinney & Nebeker
                               400 Deseret Building
                               79 South Main Street
                               Salt Lake City, Utah  45384

                               Telephone:          (801) 532-1500
                               Telefax:            (801) 532-7543




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



Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party); (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 19.7 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         19.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         19.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         19.10 TIME. Time is of the essence with respect to this Agreement.

         19.11 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         19.12 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         19.13 CAPTIONS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.


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20.      DEFINITIONS


         20.1 "1999 EBT" is defined in Section 2.5(b).

         20.2 "Accounts Receivable" is defined in Section 6.14.

         20.3 "Acquisition Proposal" is defined in Section 8.10.

         20.4 "Adjusted 1997 EBT" is defined in Section 2.5(a).

         20.5 "Adjusted 1998 EBT" is defined in Section 2.5(a).

         20.6 "Adjusted 1999 EBT" is defined in Section 2.5(b).

         20.7 "Agent" is defined in Section 8.10.

         20.8 "Agreement" is defined in the preamble to this Agreement.

         20.9 "Articles of Merger" is defined in Section 1.1.

         20.10 "Audited Balance Sheet Date" is defined in Section 6.12(a).

         20.11 "Audited Financial Statements" are defined in Section 6.12(a).

         20.12 "Authorizations" are defined in Section 6.23.

         20.13 "Basket Adjustment" is defined in Section 12.5(b).

         20.14 "Basket Limitation" is defined in Section 12.5(b).

         20.15 "Benefit Plan" is defined in Section 6.22.

         20.16 "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

         20.17 "Certificates" are defined in Section 2.2.

         20.18 "Closing" is defined in Section 5.1.

         20.19 "Closing Date" is defined in Section 5.2.

         20.20 "Closing Date Balance Sheet" is defined in Section 3.1.


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



         20.21 "Code" is defined in the recitals to this Agreement.

         20.22 "Commonly Controlled Entity" is defined in Section 6.22.

         20.23 "Company" is defined in the preamble to this Agreement.

         20.24 "Company Documents" are defined in Section 6.2.

         20.25 "Company EBT" is defined in Section 2.5(b).

         20.26 "Company Stock" is defined in Section 2.1(a).

         20.27 "Constituent Corporations" are defined in the recitals to this Agreement.

         20.28 "Contracts" are defined in Section 6.17.

         20.29 "Deferred Compensation Discretionary Amount" is defined in
Section 8.16(b).

         20.30 "Disputed Amounts" are defined in Section 3.2.

         20.31 "Earn-Out Consideration" is defined in Section 2.5(d).

         20.32 "Earn-Out Escrow Cash" is defined in Section 4.1(b).

         20.33 "Earn-Out Escrow Shares" are defined in Section 4.1(b).

         20.34 "EBT" is defined in Section 2.5(a).

         20.35 "Effective Date Consideration" is defined in Section 2.1(a).

         20.36 "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release or threatened Release of or exposure to Hazardous Substances, including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.
Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et


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



seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

         20.37 "Environmental Liabilities" mean any and all Losses arising from or related to any claim, proceeding, investigation, response or removal action, remediation or other clean-up brought, prosecuted or undertaken by UniCapital, Newco, the Surviving Corporation, any Governmental Entity or any other person or entity on the basis of any violation of any Environmental Laws or pursuant to any requirement imposed under any Environmental Laws (including any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital, Newco or the Surviving Corporation so as to avoid any claim or violation or to comply with any requirement and all counseling or engineering fees and expenses related thereto), and arising from pre-Closing operations, events, circumstances or conditions at, on, under or emanating from, or as a result of any pre-Closing off-site disposal of Hazardous Substances from, any property currently or formerly owned, operated or leased by the Company or any Subsidiary.

         20.38 "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the Company and its Subsidiaries.

         20.39 "Equipment" is defined in Section 6.35.

         20.40 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         20.41 "Escrow Cash" is defined in Section 4.1(a).

         20.42 "Escrow Property" is defined in Section 4.1(b).

         20.43 "Escrow Shares" are defined in Section 4.1(a).

         20.44 "Excess Indemnity" is defined in Section 12.5(b).

         20.45 "Exchange Act" is defined in Section 12.1.

         20.46 "Expiration Date" is defined in Section 12.6.

         20.47 "Financial Statements" are defined in Section 6.12(b).

         20.48 "Foreign Plans" are defined in Section 6.22(i)(xiii).

         20.49 "GAAP" is defined in Section 3.1.



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         20.50 "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

         20.51 "Hazardous Substances" mean all explosive or regulated radioactive materials or substances, hazardous or toxic materials, wastes or chemicals, petroleum and petroleum products (including crude oil or any fraction thereof), asbestos or asbestos containing materials, and all other materials or chemicals regulated pursuant to any Environmental Law, including materials listed in 49 C.F.R. ss. 172.101 and materials defined as hazardous pursuant to
Section 101(14) of CERCLA.

         20.52 "Indemnifiable Decrease" is defined in Section 12.5(a).

         20.53 "Indemnified Party" is defined in Section 12.4(a).

         20.54 "Indemnifying Party" is defined in Section 12.4(a).

         20.55 "Indemnity Escrow Agent" is defined in Section 4.1(a).

         20.56 "Independent Accounting Firm" is defined in Section 3.2.

         20.57 "Intellectual Property" is defined in Section 6.28(a).

         20.58 "Interim Balance Sheet Date" is defined in Section 6.12(b).

         20.59 "Interim Net Worth Period" is defined in Section 12.5(a).

         20.60 "IPO" is defined in the recitals to this Agreement.

         20.61 "Lease Documents" are defined in Section 6.35.

         20.62 "Leases" are defined in Section 6.35.

         20.63 "liabilities" are defined in Section 6.13(a).

         20.64 "Losses" are defined in Section 12.1.

         20.65 "Majority Stockholders" are defined in the preamble to this Agreement.

         20.66 "Material Adverse Amendments" are defined in Section 8.14(b).

         20.67 "Merger" is defined in the recitals to this Agreement.



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



         20.68 "Merger Consideration" is defined in Section 2.1(c).

         20.69 "Merger Effective Date" is defined in Section 5.3.

         20.70 "Minority Stockholders" are defined in the preamble to this Agreement.

         20.71 "Net Worth Deficiency" is defined in Section 3.1.

         20.72 "Newco" is defined in the preamble to this Agreement.

         20.73 "Obligor" is defined in Section 6.35.

         20.74 "Ordinary course" or "ordinary course of business" means the conduct of business as conducted by the Company prior to the date of this Agreement consistent in nature and, where relevant, amount with past practices.

         20.75 "PCBs" are defined in Section 6.33(h).

         20.76 "Pension Plan" is defined in Section 6.22.

         20.77 "Permits" mean all permits, licenses, franchises, approvals and authorizations from any Governmental Entity that are owned or held by the Company or any Subsidiary, or held by any Stockholder that relate to the operations of the Company or any Subsidiary.

         20.78 "Prospectus" is defined in Section 16.1.

         20.79 "Redemption" is defined in the preamble to this Agreement.

         20.80 "Redemption Amount" is defined in the preamble to this Agreement.

         20.81 "Registration Statement" is defined in Section 9.4.

         20.82 "Regulations" are defined in Section 6.23.

         20.83 "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

         20.84 "Restricted Business" is defined in Section 14.1(a).

         20.85 "Scheduled Payments" are defined in Section 6.35.



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



         20.86 "SEC" is defined in Section 9.4.

         20.87 "Securities Act" is defined in Section 6.16.

         20.88 "Stockholders" are defined in the preamble to this Agreement.

         20.89 "Stockholders' Representative" is defined in Section 3.3.

         20.90 "Subsidiary" is defined in Section 6.1.

         20.91 "Surviving Corporation" is defined in Section 1.2.

         20.92 "Tax Returns" are defined in Section 6.27.

         20.93 "Taxes" are defined in Section 6.27.

         20.94 "Third-Party Claim" is defined in Section 12.4(a).

         20.95 "Unaudited Financial Statements" are defined in Section 6.12(b).

         20.96 "Underwriting Agreement" is defined in Section 5.1.

         20.97 "UniCapital" is defined in the preamble to this Agreement.

         20.98 "UniCapital Documents" are defined in Section 7.3.

         20.99 "UniCapital Stock" is defined in Section 2.1(a).

         20.100 "Welfare Plan" is defined in Section 6.22.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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




         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               UNICAPITAL CORPORATION


                               By:     /s/ ROBERT NEW
                                       ----------------------------
                               Name:   Robert New
                               Title:  Chairman and Chief Executive Officer

                               XFC ACQUISITION CORP.


                               By:     /s/ ROBERT NEW
                                       -----------------------------
                               Name:   Robert New
                               Title:  President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


                                MINORITY STOCKHOLDERS


                                /s/ JOHN I. KASTELER, JR.
                                -----------------------------------
                                John I. Kasteler, Jr.


                                /s/ CRAIG C. MORTENSEN
                                -----------------------------------
                                Craig C. Mortensen


                                /s/ SHANNI STAKER
                                -----------------------------------
                                Shanni Staker


                                /s/ CHRISTIAN F. EMERY
                                -----------------------------------
                                Christian F. Emery

                                     ANNEXES

ANNEX I         [Form of Articles of Merger]

ANNEX II        [Calculation and Composition of Consideration]

ANNEX III       [Form of Indemnity Escrow Agreement]

ANNEX IV        [Form of Employment Agreement]

ANNEX V         [Form of Lease]


                                    SCHEDULES

SCHEDULE 2.5    [Add-Backs]
SCHEDULE 6.1 [Jurisdictions in which Company and Subsidiaries Are Qualified to do Business]
SCHEDULE 6.4    [Validity of Contemplated Transactions]
SCHEDULE 6.5    [Issued and Outstanding Stock of the Company and Subsidiaries]
SCHEDULE 6.8    [Subsidiaries]
SCHEDULE 6.9    [Predecessor Companies]
SCHEDULE 6.12   [Company Financial Statements]
SCHEDULE 6.13   [Liabilities and Obligations]
SCHEDULE 6.14   [Accounts and Notes Receivable Aging]
SCHEDULE 6.15   [Permits]
SCHEDULE 6.16   [Real and Personal Property]
SCHEDULE 6.17   [Contracts and Commitments]
SCHEDULE 6.20   [Insurance]
SCHEDULE 6.21   [Employee Information]
SCHEDULE 6.22   [Employee Benefit Plans]
SCHEDULE 6.23   [Authorizations]
SCHEDULE 6.25   [Litigation]
SCHEDULE 6.27   [Taxes]
SCHEDULE 6.28   [Intellectual Property]
SCHEDULE 6.29   [Notice and Consents]
SCHEDULE 6.30   [Absence of Changes]
SCHEDULE 6.31   [Deposit Accounts; Powers of Attorney]
SCHEDULE 6.35   [Leases]
SCHEDULE 7.9    [UniCapital and Newco Agreements]
SCHEDULE 9.2    [Employment Agreements]
SCHEDULE 11.1   [Lease Arrangements]
SCHEDULE 11.5   [Personal Guarantees of the Indebtedness of the Company]

The registrant agrees to furnish a copy of each omitted schedule, exhibit or annex to this Exhibit 2.06 to the Commission supplementally upon request therefor.